As Filed with the Securities and Exchange Commission on September 26, 2005

                                                        Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            NEW FRONTIER ENERGY, INC.
                 (Name of small business issuer in its charter)

         Colorado                           1311                    84-1530098
    ------------------            --------------------------        ----------
(State or jurisdiction of        (Primary Standard Industrial    I.R.S. Employer
incorporation or organization)    Classification Code Number)     Identification
                                                                        No.

                              5632 S. Spotswood St.
                               Littleton, Colorado
                                 (303) 730-9994
                                 --------------
          (Address and telephone number of principal executive offices and principal place of business)

                                  Paul G. Laird
                                    President
                            New Frontier Energy, Inc.
                              5632 S. Spotswood St.
                               Littleton, Colorado
                                 (303) 730-9994
                                 --------------
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Henry F. Schlueter, Esq.
                              Dave Stefanski, Esq.
                          Schlueter & Associates, P.C.
                            1050 17th St., Suite 1750
                             Denver, Colorado 80265
                                 (303) 292-3883
                              (303) 296-8880 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                      CALCULATION OF REGISTRATION FEE
--------------------------------- --------------- -------------------------- -------------------------- ----------------
     Title of Securities to be      Amount to be   Proposed maximum offering Proposed maximum aggregate       Amount of
           Registered (1)            registered         price per share               offering              registration
                                                                                    price (US $)               Fee (2)
--------------------------------- --------------- -------------------------- -------------------------- ----------------
Common stock $0.001 par value         2,587,565              $2.35                  $6,080,777.75              $715.71
to be Offered for resale  by
Selling Shareholders (3)
--------------------------------- --------------- -------------------------- -------------------------- ----------------
 Warrants to Purchase Shares of       1,265,000               (5)                        (5)                     (5)
        Common Stock(4)
--------------------------------- --------------- -------------------------- -------------------------- ----------------
Common stock issuable upon the        1,265,000              $2.00                   $2,530,000                $297.79
exercise of common stock
purchase warrants (4)
--------------------------------- --------------- -------------------------- -------------------------- ----------------
Warrants to Purchase Shares of         230,000                (5)                        (5)                     (5)
Common Stock(6)
--------------------------------- --------------- -------------------------- -------------------------- ----------------
Common stock issuable upon the         230,000               $1.20                    $276,000                 $32.49
exercise of common stock
purchase warrants (7)
--------------------------------- --------------- -------------------------- -------------------------- ----------------
Warrants to Purchase Shares of         486,520                (5)                        (5)                     (5)
Common Stock(8)
--------------------------------- --------------- -------------------------- -------------------------- ----------------
Common stock issuable upon the         486,520               $1.38                   $671,397.60               $79.03
exercise of common stock
purchase warrants (9)
--------------------------------- --------------------------------------------------------------------- ----------------
Warrants to  Purchase Shares of         75,000                (5)                        (5)                     (5)
Common Stock(10)
--------------------------------- --------------------------------------------------------------------- ----------------
Common stock  issuable upon the         75,000               $1.50                    $112,500                 $13.25
exercise of options (11)
--------------------------------- --------------------------------------------------------------------- ----------------
       Total Registration Fee                                                                               $1,138.27
--------------------------------- --------------------------------------------------------------------- ----------------

(1) In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our Common Stock on the OTC Bulletin Board on September 19, 2005.
(3) Total represents: (i) 2,300,000 shares of Common Stock into which the principal amount of the 2.5% Convertible Debentures (the "Debentures") issued by the Company in July 2005 may be converted for resale, (ii) 117,565 shares of Common Stock into which the interest on the Debentures may be converted for resale, (iii) 170,000 shares of Common Stock issued to Westminster Securities Corp. (the "Placement Agent") or its designees in connection with the Placement Agent Agreement dated June 28, 2005.
(4) Total represents: (i) 1,150,000 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the holders of Debentures, and (ii) 115,000 shares of Common Stock to be offered by the Placement Agent or its designees upon exercise of warrants issued to the Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005.
(5) Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the Common Stock issuable upon the exercise of Common Stock purchase warrants offered pursuant thereto.
(6) Represents 230,000 warrants to purchase shares of Common Stock at a price of $1.20 per share issued to Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005.
(7) Represents 230,000 shares of Common Stock underlying warrants at a price of $1.20 per share issued to the Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005.
(8) Total represents 6,522 warrants to purchase shares of Common Stock issued to holders of the Company's Series A 18% Convertible Preferred Stock (the "Series A Warrants"), 6,522 warrants to purchase shares of the Company's Common Stock issued to the lender of a Bridge Loan Agreement (the "Bridge Loan Warrants"), 430,433 warrants to purchase shares of the Company's Common Stock issued to the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Series B Warrants") and
     (iv) 43,043 shares of Common Stock to be offered by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units (the "Placement Agent Anti-Dilution Warrants"). These warrants are being issued in connection with the issuance of the Debentures which have triggered the anti-dilution clauses of these warrants.

(9) Represents 486,520 shares of Common Stock underlying the warrants set forth under footnote 8 above that are exercisable at a price of $1.38 per share.
(10) Represents 75,000 warrants to purchase shares of Common Stock at a price of $1.50 per share issued to a consultant.
(11) Represents 75,000 shares of Common Stock underlying the warrants set forth under footnote 10 above that are exercisable at a price of $1.50 per share.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________
      The information in this Prospectus is not complete and may be changed.
      The selling shareholders may not sell these securities until the registration statement filed with the SEC is effective. This
      Prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
________________________________________________________________________________



                 SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2005

                            NEW FRONTIER ENERGY, INC.
 RELATING TO 2,056,520 WARRANTS TO PURCHASE SHARES OF NEW FRONTIER ENERGY, INC.
                     COMMON STOCK AND UP TO 4,644,085 SHARES
                    OF NEW FRONTIER ENERGY, INC. COMMON STOCK

     This Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to register:

o 2,300,000 shares of our $0.001 par value common stock (the "Common Stock") into which the principal amount of the 2.5% Convertible Debentures (the "Debentures") issued by the Company in July 2005 may be converted for resale;
o 117,565 shares of Common Stock into which the interest on the Debentures may be converted for resale (the "Debenture Interest Shares");
o 170,000 shares of Common Stock issued to Westminster Securities Corp. (the "Placement Agent") or its designees in connection with the Placement Agent Agreement dated June 28, 2005;
o 1,150,000 warrants issued to the holders of the Debentures (the "Debenture Warrants");
o The resale by certain Selling Shareholders (as defined below) of the 1,150,000 shares of common stock issuable upon exercise of the Debenture Warrants;
o The issuance of 1,150,000 shares of common stock upon exercise of the Debenture Warrants by holders other than the original holders of the Debenture Warrants;
o 115,000 warrants issued to the Placement Agent or its designees (the "Placement Agent Debenture Warrants") that are exercisable at a price of $1.20 per share;
o The resale by the Placement Agent or its designees of 115,000 shares of common stock issuable upon exercise of the Placement Agent Debenture Warrants;
o The issuance of 115,000 shares of common stock upon exercise of the Placement Agent Debenture Warrants by holders other than the original holders of the Placement Agent or its designees;
o 230,000 warrants issued to the Placement Agent or its designees (the "Placement Agent Warrants") that are exercisable at a price of $2.00 per share;
o The resale by the Placement Agent or its designees of 230,000 shares of common stock issuable upon exercise of the Placement Agent Warrants;
o The issuance of 230,000 shares of common stock upon exercise of the Placement Agent Warrants by holders other than the original holders of the Placement Agent or its designees;
o 486,520 warrants to purchase shares of Common Stock issued to holders of the Company's Series A 18% Convertible Preferred Stock (the "Series A Warrants"), the lender of a Bridge Loan Agreement with the Company (the "Bridge Loan Warrants"), the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Series B Warrants") and by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units (the "Placement Agent Anti-Dilution Warrants")
o The resale by certain Selling Shareholders of the 486,520 shares of common stock issuable upon exercise of the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the Placement Agent Anti-Dilution Warrants;
o The issuance of 486,520 shares of common stock upon exercise of the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the Placement Agent Anti-Dilution Warrants by holders other than the original holders of these warrants.
o 75,000 warrants issued to a consultant (the "Consultant Warrants") that are exercisable at a price of $1.50 per share;
o The resale by a consultant of 75,000 shares of common stock issuable upon exercise of the Consultant Warrants;
o The issuance of 75,000 shares of common stock upon exercise of the Consultant Warrants by holders other than the original holder of the Consultant Warrants.

     The Selling Shareholders, Westminster Securities Corp. and any underwriter, broker-dealer or agent that participates in the sale of the Common Stock, Warrants or shares of Common Stock issuable upon exercise of the Warrants may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.


     Our Common Stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "NFEI.OB". On September 22, 2005, the closing bid price of our Common Stock was $3.15.

   Consider carefully the risk factors beginning on page 9 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.







                  The date of this Prospectus is _______, 2005

     The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

                                TABLE OF CONTENTS
                                                                     PAGE NUMBER
PROSPECTUS SUMMARY                                                        1
RISK FACTORS                                                              9
RISKS RELATING TO OUR BUSINESS                                            9
RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK                      15
FORWARD-LOOKING STATEMENTS                                               18
USE OF PROCEEDS                                                          19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                 19
DIVIDEND POLICY                                                          19
MANAGEMENT'S DISCUSSION AND ANALYSIS                                     21
DESCRIPTION OF BUSINESS                                                  29
LEGAL PROCEEDINGS                                                        39
DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES                         39
EXECUTIVE COMPENSATION                                                   42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                           43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           45
DESCRIPTION OF CAPITAL STOCK                                             47
PLAN OF DISTRIBUTION                                                     50
SELLING SHAREHOLDERS                                                     52
LEGAL MATTERS                                                            63
EXPERTS                                                                  63
INTEREST OF NAMED EXPERTS                                                63
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES                                                        63
WHERE YOU CAN FIND MORE INFORMATION                                      64
FINANCIAL STATEMENTS                                                    F-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS                              II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                            II-1
RECENT SALES OF UNREGISTERED SECURITIES                                II-1
EXHIBITS                                                               II-3
UNDERTAKINGS                                                           II-4
SIGNATURES                                                             II-5

     About this Prospectus

     This Prospectus relates to shares of Common Stock of the Company and warrants to acquire shares of Common Stock of the Company. The shares of Common Stock are being offered by the selling shareholders ("Selling Shareholders") who may sell some or all of their shares in transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this Prospectus, as well as the information we file with the Securities and

Exchange Commission ("SEC") and incorporated by reference in this Prospectus is accurate only as of the date of the documents containing the information. As used in this Prospectus, the terms "we", "us", "our", the "Company", and "New Frontier" mean New Frontier Energy, Inc. and our former wholly-owned subsidiary, Skyline Resources, Inc. unless otherwise indicated. All dollar amounts refer to United States dollars unless otherwise indicated.





                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Background

     We were incorporated as Storagefinders.com under the laws of the State of Colorado on January 7, 2000. In March 2001, we changed our name to New Frontier Energy, Inc. ("New Frontier" and the "Company") and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. ("Skyline"). In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of New Frontier Energy, Inc. Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over The Counter Bulletin Board in May 2004 under the symbol "NFEI.OB." Effective February 28, 2005, we merged Skyline Resources, our wholly owned subsidiary, into the Company in a tax-free merger.

Our Business

     We explore for, and develop, oil and natural gas. We have an interest in two principal properties, the Slater Dome/Coal Creek Draw Prospect, located in northwest Colorado and southwest Wyoming (the "Slater Dome Prospect"), and the Nucla Prospect, located in central Colorado (the "Nucla Prospect"). The Nucla Prospect is undeveloped, which means its does not currently produce any oil or natural gas. The Slater Dome Prospect is operated by Cedar Ridge, LLC, ("Cedar Ridge"), an independent third party, while the Nucla Prospect is essentially dormant. We also own certain royalty interests in certain wells in the State of Wyoming other than in the Slater Dome Prospect. The Nucla Prospect is owned with a number of independent third parties who have combined their acreage positions in this area in order to share costs and provide marketing skills in an effort to sell the acreage to one or more other third parties. In December 2004, we and the other working interest owners in the Nucla prospect granted a two-year option to an independent third party who intends to evaluate the prospect and conduct a seismic program. The consideration, net of costs, for the option was $15,171 to our interest and the grantee will pay all lease rental

     Our primary asset is a 30% working interest in the Slater Dome Prospect. This property consists of approximately 31,631 gross acres of oil and gas leases operated by Cedar Ridge. Cedar Ridge acquired its interest in the property and took over as operator in April 2003. Twelve wells and one water disposal well currently exist on the property, and we own an interest in each of these wells, together with the associated equipment and leasehold interests.

     The Nucla Prospect consists of approximately 40,000 gross acres on 27 different oil and gas leases in Montrose County, Colorado. The Nucla Prospect is owned with a number of independent third parties who have combined their acreage positions in this area in order to share costs and provide marketing skills in an effort to sell the acreage to one or more other third parties. Our participation in that acreage varies, on a lease-by-lease basis, between 20% and 30%.

     Our executive offices are located at 5632 S. Spotswood St., Littleton, Colorado 80120 and our telephone number is (303) 730-9994.

The Offering

     This Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain debentures issued by the Company (the "Debentures"), the holders of certain shares of the Company's Common Stock held by the Placement Agent or its designees, and the holders of the Warrants. Accordingly, the Prospectus and the registration statement cover:

o 2,300,000 shares of our $0.001 par value common stock (the "Common Stock") into which the principal amount of the 2.5% Convertible Debentures (the "Debentures") issued by the Company in July 2005 may be converted for resale;
o 117,565 shares of Common Stock into which the interest on the Debentures may be converted for resale (the "Debenture Interest Shares");
o 170,000 shares of Common Stock issued to Westminster Securities Corp. (the "Placement Agent") or its designees in connection with the Placement Agent Agreement dated June 28, 2005;
o 1,150,000 warrants issued to the holders of the Debentures (the "Debenture Warrants");
o The resale by certain Selling Shareholders of the 1,150,000 shares of common stock issuable upon exercise of the Debenture Warrants;
o The issuance of 1,150,000 shares of common stock upon exercise of the Debenture Warrants by holders other than the original holders of the Debenture Warrants;
o 115,000 warrants issued to the Placement Agent or its designees (the "Placement Agent Debenture Warrants") that are exercisable at a price of $1.20 per share;
o The resale by the Placement Agent or its designees of 115,000 shares of common stock issuable upon exercise of the Placement Agent Debenture Warrants;
o The issuance of 115,000 shares of common stock upon exercise of the Placement Agent Debenture Warrants by holders other than the original holders of the Placement Agent or its designees;

o 230,000 warrants issued to the Placement Agent or its designees (the "Placement Agent Warrants") that are exercisable at a price of $2.00 per share;
o The resale by the Placement Agent or its designees of 230,000 shares of common stock issuable upon exercise of the Placement Agent Warrants;
o The issuance of 230,000 shares of common stock upon exercise of the Placement Agent Warrants by holders other than the original holders of the Placement Agent or its designees;
o 486,520 warrants to purchase shares of Common Stock issued to holders of the Company's Series A 18% Convertible Preferred Stock (the "Series A Warrants"), the lender of a Bridge Loan Agreement with the Company (the "Bridge Loan Warrants"), the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Series B Warrants") and by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase Units in the Company and the exercise of warrants issued to holders of the Units (the "Placement Agent Anti-Dilution Warrants").
o The resale by certain Selling Shareholders of the 486,520 shares of common stock issuable upon exercise of the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the Placement Agent Anti-Dilution Warrants;
o The issuance of 486,520 shares of common stock upon exercise of the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the Placement Agent Anti-Dilution Warrants by holders other than the original holders of these warrants.
o 75,000 warrants issued to a consultant (the "Consultant Warrants") that are exercisable at a price of $1.50 per share;
o The resale by a consultant of 75,000 shares of common stock issuable upon exercise of the Consultant Warrants;
o The issuance of 75,000 shares of common stock upon exercise of the Consultant Warrants by holders other than the original holder of the Consultant Warrants.

     The Selling Shareholders or their permitted transferees or other successors in interest may, but are not required to, sell their Common Stock in a number of different ways and at varying prices. See "Plan of Distribution" for a further description of how the Selling Shareholders may dispose of the securities covered by this Prospectus. The holders of the Debentures, the Warrants, the Placement Agent Debenture Warrants, the Placement Agent Warrants, the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants, the Consultant Warrants, and Placement Agent Anti-Dilution Warrants shall collectively be referred to as the "Selling Shareholders." The Debenture Warrants, the Placement Agent Debenture Warrants, the Placement Agent Warrants, the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants, the Consultant Warrants and the Placement Agent Anti-Dilution Warrants are collectively referred to herein as the "Warrants."

2.5% Convertible Debentures

     The following summary of the Debentures is qualified in its entirety by the detailed information appearing in the Debentures.

     Capitalized terms used in this section but not defined herein are defined in the Debenture. Each $30,000 of 2.5% two-year Convertible Debentures is convertible into 25,000 shares of the Common Stock at the rate of $1.20 per share. Holders of the Debentures shall be entitled to interest on the aggregate unconverted and then outstanding principal amount of the Debentures at an annual percentage rate of 2.5%, accrued daily and compounded quarterly, payable upon the earlier of the Conversion Date or the Maturity Date with respect to the principal amount converted or maturing on such date, as applicable, in either cash or in shares of Common Stock, at the Company's option. If the Company elects to make payment in stock, such shares (the "Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due.

     All overdue accrued and unpaid interest to be paid on the Debenture shall entail a late fee at the rate of 12% per annum. The Company may not prepay any portion of the principal amount of the Debenture without the prior written consent of the Holder.

     Anti-dilution

     The Debentures have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.20 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Negative Covenants

     The Debentures contain negative covenants pursuant to which the Company will not: (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder, (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents; or enter into any agreement with respect to any of the foregoing.

     Events of Default

     Each of the following shall be an event of default under the Debentures:

     i. any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 3 Trading Days;

     ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder) upon conversion, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder and (B)10 Trading Days after the Company shall become aware of such failure;

     iii. a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents other than the Debentures, or (B) any other material agreement, lease, document or instrument to which the Company is bound, except where such event of default will not have a material adverse effect upon the Company;

     iv. any representation or warranty made herein, in any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made, except where such event of default will not have a material adverse effect upon the Company;

     v. (i) the Company shall commence, or there shall be commenced against the Company, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company thereof or (ii) there is commenced against the Company thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Company thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company thereof makes a general assignment for the benefit of creditors; or
          (vi) the Company shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company thereof for the purpose of effecting any of the foregoing;

     vi. the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     vii. the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

    viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of the Debenture); or

     ix. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with the Debenture or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof.

     Acceleration

     If any Event of Default occurs, 110% of the full principal amount of the Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's written election, immediately due and payable in cash.

     There are $2,760,000 principal amount of the Debentures issued and outstanding as of the date of this Prospectus.

The Debenture Warrants

     The Debenture Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $2.00. Each Debenture Warrant expires July 22, 2008.

     The Debenture Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Debenture Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than

$4.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Debenture Warrants at a redemption price of $0.01 per Warrant Share.

Placement Agent Shares, Placement Agent Debenture Warrants and the Placement Agent Warrants

     For acting as the placement agent for the sale of the Debentures and the Debenture Warrants, the Placement Agent or its designees received 170,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold (the "Placement Agent Shares"). Further, the Placement Agent or its designees received warrants (the "Placement Agent Debenture Warrants") to purchase 230,000 shares of the Company's Common Stock at a price of $1.20 per share and warrants (the "Placement Agent Warrants") to purchase 115,000 shares of the Company's Common Stock at a price of $2.00 per share. This Prospectus includes the Placement Agent Shares and the shares of Common Stock underlying the Placement Agent Debenture Warrants and Placement Agent Warrants.

The Consultant Warrants

     The Consultant Warrants were issued to a consultant on July 5, 2005 and provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.50. The Consultant Warrant expires on July 5, 2008.

     The Consultant Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Consultant Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.50 (subject to adjustment), the Company may redeem the Consultant Warrants upon 30 days' written notice to the holders of the Consultant Warrants at a redemption price of $0.01 per Warrant Share.


The Series A Warrants, the Series B Warrants, the Bridge Loan Warrants and the and the Placement Agent Anti-Dilution Warrants

     The Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the and the Placement Agent Anti-Dilution Warrants each provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.38. Each Series A Warrants, the Bridge Loan Warrants and the Series B Warrants expires February 1, 2008. Originally, 75,000 warrants were issued to the holders of the Series A Preferred Stock, 75,000 warrants were issued to the lender of a Bridge Loan Agreement and 5,445,000 warrants were issued to the holders of the Series B Preferred Stock and the Placement Agent. These warrants and the shares of Common Stock underlying these warrants were registered on a Form SB-2 registration statement that was declared effective by the Securities and Exchange Commission on April 14, 2005. The Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the Placement Agent Anti-Dilution Warrants are being issued in connection with the issuance of the Debentures which have triggered the anti-dilution clauses of these warrants.

     The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.38 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the and the Placement Agent Anti-Dilution Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the Placement Agent Anti-Dilution Warrants upon 30 days' written notice to the holders of the Series A Warrants, the Bridge Loan Warrants, the Series B Warrants and the Placement Agent Anti-Dilution Warrants at a redemption price of $0.01 per Warrant Share.

Number of Shares Outstanding

     As of September 21, 2005, there were 3,711,701 shares of our Common Stock issued and outstanding. Further, there were 50,000 shares of our Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") issued and outstanding and 31,762.25 shares of our 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Series B Preferred Stock") issued and outstanding. If (i) the Debentures (2,300,000 shares of Common Stock underlying the Debentures) are converted into shares of our Common Stock, (ii) the Series A Preferred Stock (384,615 shares of Common Stock underlying the Series A Preferred Stock)and the Series B Preferred Stock (4,886,500 shares of Common Stock underlying the Series B Preferred Stock) are converted into shares of our Common Stock, (iii) the Debenture Interest Shares (117,565 shares of Common Stock) are issued, (iv) the 81,522 warrants issued to the holders of the Series A Preferred Stock (including the 6,522 Series A Warrants) are exercised, (v) the warrants issued to the holders of the Series B Preferred Stock (5,380,433 including the Series B Warrants) are exercised, (vi) the 1,115,000 Debenture Warrants are exercised, (vii) the 81,522 warrants issued to the lender pursuant to a Bridge Loan Agreement with the Company (including the 6,522 Bridge Loan Warrants) are exercised, (viii) the Placement Agent or its designees exercises the 230,000 Placement Agent Debenture Warrants, (ix) the Placement Agent or its designees exercises the 115,000 Placement Agent Warrants, (x) the Placement Agent or its designees exercise the Placement Agent Series B Warrant in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, and the subsequent conversion of the shares of the Series B Preferred Stock underlying this warrant into 495,000 shares of our Common Stock, (xi) the 75,000 Consultant Warrants are exercised, and (xii) the Placement Agent or its designees exercises the Placement Agent Series B Warrant and exercises the warrants to purchase 538,043 shares of Common Stock (including the 43,043 Placement Agent Anti-dilution Warrants) that may be acquired by the Placement Agent upon exercise of warrants included in the Placement Agent Series B Warrant, there will be 19,546,901 shares of our Common Stock issued and outstanding.

Use of Proceeds

     We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the Selling Shareholders upon conversion of the Debentures or from the sale of the Warrants. We may, however, receive cash consideration in connection with the exercise of the Warrants for cash. If all of the Warrants are fully exercised for cash, we would realize proceeds, before expenses, in the amount of $3,589,898, subject to any adjustment due to the anti-dilution provisions of the Warrants. We will incur all costs associated with this Prospectus and related registration statement. Any proceeds realized upon the exercise of the Warrants will first be allocated to working capital and development of the Slater Dome Prospect.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

We are a new entrant into the oil and gas industry without any proven operating history and no proven reserves.

     We were formally organized in January 2000 and did not commence operation in the oil and gas industry until February 2001. Since that date, the activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a very limited number of properties. As a result, there is no history of production or generating revenue.

     We have no proved reserves at this time. The Slater Dome Prospect is the primary oil and gas property where most of our capital resources have been employed. This prospect is still in the development stage, and no estimate can be made at this time as to proved or probable oil and natural gas reserves, nor can any guarantees be made that sufficient reserves will be discovered for production. Although twelve wells have been drilled this property to date, the absence of a sustained production history prevents the engineers from assigning any proved or probable reserves to this property. As a result, there can be no assurance that we will have any future cash flow.

We have a history of losses from operations and negative cash flow that is likely to continue unless we economically produce oil or natural gas.

     We have a history of losses from operations and negative cash flow that is likely to continue unless we economically produce oil or natural gas. Substantially all of our cash flow since inception has come from short-term loans, debt and equity investments, contributions from our former corporate parent and the sale of oil and gas properties. Our operating losses generally stem from the absence of any oil and gas production. Unless we economically produce oil and gas in the future, those losses will continue. If we continue to experience losses from operations and negative cash flow as we have in the past, the price of our Common Stock may be adversely affected.

We are dependent upon the operation of a natural gas gathering pipeline to transport our natural gas from the Slater Dome Prospect to a Questar transportation line in Baggs, Wyoming.

     In order to prove our oil or gas reserves, an operating natural gas gathering pipeline must deliver this product to market. Construction of the gathering pipeline has been completed and tested. The Company began selling gas in June 2005. If the gas gathering pipeline is not available to transport any natural gas we may produce in the future, it would likely have a material adverse effect upon the Company and our results from operations.

 We are dependent upon transportation and storage services provided by third parties.

     We will be dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates can hinder our processing and marketing operations and/or affect our sales margins, which would have a material adverse effect upon our results from operations.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

     Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken.

Natural gas is governed by a number of federal, state and local laws and regulations, including environmental regulations, which are beyond our control.

     Many aspects of gathering, processing, marketing and transportation of natural gas are subject to federal, state and local laws and regulations which can have a significant impact upon overall operations. Both transportation and storage of natural gas by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the FERC or state regulatory agencies. The construction and operation of gathering lines, plants and other facilities are subject to environmental laws and regulations that could affect the financial position or results of operations and may be subject to FERC.

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions, and we are unable to predict the ultimate cost of compliance. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations or non-compliance could have a material adverse effect upon our operations and financial condition.

     As the operator of the Slater Dome Prospect, Cedar Ridge will be responsible for obtaining all permits and government permission necessary to operate the property. Cedar Ridge must obtain permits for any new wells that are drilled. Further, Slater Dome Gathering LLLP ("SDG") is responsible for maintaining easements or other arrangements with owners of the land over which the gathering line is built as well as operating and maintaining the gathering line. While we do not expect that such permits or other regulations will be a material impediment to the operation of our business, there can be no assurance that Cedar Ridge or SDG, as applicable, will obtain and maintain the necessary permits and easements. The failure to do this would have a material adverse effect upon our operations and financial condition.

Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.

     Our operations will be affected by future oil and natural gas prices that fluctuate widely, and low prices could have a material adverse effect on the future of our operations. Our future success will depend largely on the prices received for natural gas and oil production. Prices received also will affect the amount of future cash flow available for capital expenditures and may affect the ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired. Further, it could effect the amount of natural gas that is transported through the gas gathering pipeline operated by SDG. Prices for natural gas and oil fluctuate widely. For example, natural gas and oil prices declined significantly in 1998 and 2001, and, for an extended period of time, remained below prices obtained in previous years. Factors that can cause price fluctuations include:

     o    The level of consumer product demand;
     o    Weather conditions;

     o    Domestic and foreign governmental regulations;
     o    The price and availability of alternative fuels;
     o    Political conditions in natural gas and oil producing regions;
     o    The domestic and foreign supply of natural gas and oil;
     o    The price of foreign imports; and
     o    Overall economic conditions.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas gathering systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels, each of which could have a material adverse effect upon our results of operations.

The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.

     The oil and natural gas business involves a variety of operating risks, including:

     o    Fires;
     o    Explosions;
     o    Blow-outs and surface cratering;
     o Uncontrollable flows of underground natural gas, oil or formation water;
     o    Natural disasters;
     o    Pipe and cement failures;
     o    Casing collapses;
     o    Embedded oilfield drilling and service tools;
     o    Abnormal pressure formations; and
     o Environmental hazards such as natural gas leaks, oil spills, pipeline ruptures or discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

     o    Injury or loss of life;
     o Severe damage to and destruction of property, natural resources or equipment;
     o    Pollution and other environmental damage;
     o    Clean-up responsibilities;
     o    Regulatory investigation and penalties;
     o    Suspension of our operations; or
     o    Repairs necessary to resume operations.

     If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $1 million of liability insurance. However, for some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

We are substantially dependent upon only one property, which causes our risk to be concentrated.

     Substantially all of our investment is in the Slater Dome Prospect. Our plan of operation includes efforts to sell a majority of our interest in the Nucla Prospect and this prospect is primarily exploratory in nature. As such, it is not our desire to expend funds, which we believe necessary, to properly explore the Nucla Prospect. If the Slater Dome Prospect is not commercially productive of oil or natural gas, we will be forced to seek additional opportunities. Substantially all of our current capital investment is tied up in the Slater Dome Prospect. Since this prospect is in the initial development stages, we are dependent on further development efforts to prove reserves at the Slater Dome Prospect for additional cash flow. If we are unable to prove that this prospect can be commercially productive of oil and natural gas, we will be forced to seek additional investments. Investigating and locating suitable properties for acquisition is expensive and time consuming. Even if we are successful in identifying one or more additional properties for acquisition, there is no assurance that we can obtain such properties at reasonable prices or that sufficient working capital will be available to finance the acquisitions. Our substantial dependence on a single prospect property for cash flow increases the risk of our future success.

There can be no assurance that any of our wells will become profitable.

     Our wells may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the wells. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The failure of our wells as a result of these or other events that impair the production of gas will have a material adverse effect upon our results of operations.

Our competitors may have greater resources than we have, and we may not have the resources necessary to successfully compete with them.

     Our competitors include major oil companies and other independent operators, most of which have financial resources, staffs and facilities substantially greater than ours. Competition in the oil and gas industry is intense. We also face intense competition in obtaining capital for drilling and acquisitions and are at a competitive disadvantage compared with larger companies.

We rely on Cedar Ridge, LLC, a third party, to operate the Slater Dome Prospect.

     Decisions by Cedar Ridge, the operator of the Slater Dome Prospect may affect our capital requirements and subject us to financial penalties for failure to comply. The Slater Dome Prospect is subject to an operating agreement with Cedar Ridge, LLC, the owner of a 36.67% interest in the field. The operator of that property has control over the management of operations on the prospect and makes decisions regarding development of the field. These decisions may affect our capital requirements. Under the terms of the operating agreement, we have the option to participate in drilling on a well-by-well basis, for up to as many as 13 wells at one time. If we elect to participate in drilling, we are obligated to contribute 30% of the costs and if we are unable to make such payments, we will be subject to a 450% penalty for our pro rata share of the costs. Failure to make such payments may result in us losing revenues from the wells drilled, if successful, until the 450% of costs are recouped by the operator, which would have an adverse effect upon the Company and its shareholders.

We may be unable to retain key employees or recruit additional qualified personnel.

     Our extremely limited number of employees means that we could be required to spend significant sums of money to locate and train new employees if any of our employees resign or depart for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of our existing officers, Paul G. Laird and Les Bates. While each of these individuals has significant experience in the oil and gas industry, we do not have key man life insurance on either of them. We may not have the financial resources to hire a replacement if one or both of our officers were unavailable for any reason. The loss of service of either of these individuals could therefore significantly and adversely affect our operations.

Our officers may be subject to conflicts of interest.

     Our officers devote such time as each officer deems necessary to perform their duties to the Company and are subject to conflicts of interest. Each devotes other time to other business endeavors, including consulting relationships with other oil and gas entities, and has responsibilities to these other entities. Because of these relationships, such individuals will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. As an example of these potential conflicts, our President, Paul G. Laird, is affiliated with a company called NRG. His position as an officer, director and principal shareholder of NRG, a general partner of NRGG, the general partner in SDG, and an officer and director of New Frontier Energy, Inc. creates a potential conflict with regard to his duties to each entity. SDG is the partnership organized for the construction of the natural gas gathering line from the Slater Dome Prospect. Each of our officers and directors has agreed that any business opportunity that comes to their attention in the future shall first be presented to the Company. Nonetheless, these relationships present conflicts which may exist for the foreseeable future.

Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

     Colorado law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

               RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

Sales of a substantial number of shares of our Common Stock into the public market may result in significant downward pressure on the price of our Common Stock and could affect the ability of our stockholders to realize the current trading price of our Common Stock.

     Sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the market price of our Common Stock. As of September 21, 2005, we had 3,711,701 shares of Common Stock issued and outstanding. If (i) the Debentures (2,300,000 shares of Common Stock underlying the Debentures) are converted into shares of our Common Stock, (ii) the Series A Preferred Stock (384,615 shares of Common Stock underlying the Series A Preferred Stock) and the Series B Preferred Stock (4,866,500 shares of Common Stock underlying the Series B Preferred Stock) are converted into shares of our Common Stock, (iii) the Debenture Interest Shares (117,565 shares of Common Stock) are issued, (iv) the 81,522 warrants issued to the holders of the Series A Preferred Stock (including the 6,522 Series A Warrants) are exercised, (v) the warrants issued to the holders of the Series B Preferred Stock (5,380,433 including the Series B Warrants) are exercised, (vi) the 1,115,000 Debenture Warrants are exercised, (vii) the 81,522 warrants issued to the lender pursuant to a Bridge Loan Agreement with the Company (including the 6,522 Bridge Loan Warrants) are exercised, (viii) the Placement Agent or its designees exercises the 230,000 Placement Agent Debenture Warrants, (ix) the Placement Agent or its designees exercises the 115,000 Placement Agent Warrants, (x) the Placement Agent or its designees exercise the Placement Agent Series B Warrant in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, and the subsequent conversion of the shares of the Series B Preferred Stock underlying this warrant into 495,000 shares of our Common Stock, (xi) the 75,000 Consultant Warrants are exercised, and (xii) the Placement Agent or its designees exercises the Placement Agent Series B Warrant and exercises the warrants to purchase 538,043 shares of Common Stock (including the 43,043 Placement Agent Anti-dilution Warrants) that may be acquired by the Placement Agent upon exercise of warrants included in the Placement Agent Series B Warrant, there will be 19,546,901 shares of our Common Stock issued and outstanding. If the holders of these shares then resells the shares issued to them, the price of our Common Stock may decrease due to the additional shares of Common Stock in the market.

     As of September 21, 2005, there were 66,094 outstanding shares of our Common Stock, not held by our officers, directors, or by John McKey and Candace McKey, that are restricted securities as that term is defined in Rule 144 under the Securities Act. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of September 21, 2005, there was an aggregate of 675,000 options and warrants outstanding, not set forth in the above paragraph and another 25,000 shares reserved for issuance under our Stock Option and Stock Grant Plan but not yet granted.

     As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock.

The trading price of our Common Stock on the Over the Counter Bulletin Board has been and may continue to fluctuate significantly.

     Since June 4, 2004, our Common Stock has traded as low as $0.47 and as high as $3.15. In addition to volatility associated with Over the Counter Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our Common
Stock:

     o    Changes in the world wide price for oil or natural gas;
     o    Disappointing results from our discovery or development efforts;
     o    Failure to meet our revenue or profit goals or operating budget;
     o    Decline in demand for our Common Stock;
     o Downward revisions in securities analysts' estimates or changes in general market conditions;
     o    Technological innovations by competitors or in competing technologies;
     o    Lack of funding generated for operations;
     o    Investor perception of our industry or our prospects; or
     o    General economic trends.


     In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

We may require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.

     We have historically needed to raise capital to fund our operating losses and may continue to incur operating losses. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares will cause dilution to your investment and could also cause the market price of our Common Stock to decline.

     Issuances of additional shares of our stock in the future could dilute existing shareholders and may adversely affect the market price of our Common Stock. We have the authority to issue without stockholder approval up to 50,000,000, shares of Common Stock (of which, as of September 21, 2005, 3,711,701 shares were outstanding) and 25,000,000 shares of preferred stock (of which, as of September 21, 2005, 50,000 shares of our Series A Preferred Stock and 31,762.25 of our Series B Preferred Stock were outstanding), and to issue options and warrants to purchase shares of our Common Stock. Because our Common Stock is traded on the Over the Counter Bulletin Board and is not listed on an exchange, we are not required to solicit shareholder approval prior to issuing large blocks of our stock. These future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Because we believe that trading in our Common Stock will initially continue to be limited, the issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

Our Common Stock is classified as a "penny stock" under SEC rules which limits the market for our Common Stock.

     Since inception of trading in June 2004, our Common Stock has not traded at $5 or more per share. Because our stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small Cap Market, if the market price of the Common Stock is less than $5 per share, the Common Stock is classified as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934, as amended, imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our Common Stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our Common Stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

In addition to the shares of our common stock underlying shares of our Series A Preferred Stock and Series B Preferred Stock, we have a large number of shares eligible for future sale.

     As of September 21, 2005, we had reserved 625,000 shares of Common Stock for issuance upon exercise of options which have been or may be granted pursuant to our stock option plans, of which options to purchase 600,000 shares were outstanding (the "Plan Options"). Our officers and directors beneficially own 731,801 shares of our Common Stock, or 17.38% of our currently outstanding shares, which may be sold pursuant to Rule 144. Sales of Common Stock underlying Plan Options or by the certain directors may adversely affect the price of the Common Stock.

The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that we have issued adversely affects the right of the common stockholder.

     Our Series A Preferred Stock and Series B Preferred Stock pay cumulative preferred dividends equal to 18% and 12%, respectively per year, provides a preference in payment of dividends, redemption and liquidation over the Common

Stock and will, upon conversion, have all of the rights of our Common Stock. Our Board of Directors has the authority to issue additional preferred stock, which could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Two of our shareholders collectively exercise voting power of more than 10% of our Common Stock.

     As of September 21, 2005, John McKey and his wife Candace McKey collectively own 397,501 shares of our Common Stock, or 10.70% of shares outstanding. Of these, Mr. McKey owns 247,500 shares (6.66%) and Mrs. McKey owns 150,001 shares (4.04%). In addition, Mrs. McKey holds warrants to purchase 163,044 shares of our Common Stock at an exercise price of $1.38 and she holds 100% of the Series A Preferred Stock which has a conversion rate of $0.65 per share, or approximately 384,615 shares. While Mr. and Mrs. McKey disclaim beneficial ownership of the shares held by the other, collectively they may be able to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this Prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this Prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                 USE OF PROCEEDS

     The Company is not selling any shares of Common Stock under this Prospectus and will not receive any of the proceeds from (i) the conversion of the Debentures into shares of the Company's Common Stock, (ii) the Warrants by the Selling Shareholders named in this Prospectus. As a result, all proceeds from the sales of the Common Stock and the Warrants will go to the Selling Shareholders. We will, however, incur all costs associated with this Prospectus and related registration statement. We may, however, receive cash consideration in connection with the exercise of the Warrants for cash. If the Warrants are exercised in full for cash, we would realize proceeds, before expenses, in the amount of $3,589,898, subject to any adjustment to the exercise price and the number of shares due to the anti-dilution provisions of the warrants. Any proceeds realized upon the exercise of the Warrants will first be allocated to working capital and development of the Slater Dome Prospect.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of our Common Stock are traded on the OTC Bulletin Board under the symbol NFEI.OB." Our Common Stock was accepted for quotation on the "Bulletin Board" maintained by the NASD on May 26, 2004 and quotations began on June 4, 2004. Accordingly, no pricing information is available prior to this date.

     The market for our Common Stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to our Common Stock on a quarterly basis for the last three quarters as quoted by the NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

             Quarter Ended                High Bid          Low Bid
             -------------                --------          -------
             August 31, 2005              $2.18             $2.16
             May 31, 2005                 $1.74             $0.75
             February 28, 2005            $1.20             $0.75
             November 30, 2004            $0.81             $0.43
             August 31, 2004              $1.15             $0.60

     On September 22, 2005, the closing bid price of our Common Stock was $3.25. As of September 21, 2005, we had 1,844 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that there are approximately 2,150 beneficial owners of our Common Stock.

Dividend Policy

     We have not declared or paid cash dividends on our Common Stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.

Securities Authorized For Issuance Under Compensation Plans

     We have one equity compensation plan, the New Frontier Energy, Inc. Stock Option and Stock Grant Plan (the "Plan"). The table set forth below presents the securities authorized for issuance with respect to the Plan under which equity securities are authorized for issuance as of February 28, 2005.



                      Equity Compensation Plan Information
                      ------------------------------------

                                  Number of
                                securities to
                               be issued upon      Weighted-average     Number of securities remaining
                                  exercise          exercise price of    available for future issuance
                               of outstanding          outstanding      under equity compensation plans
 Plan Category                    options,         options, warrants   (excluding securities reflected
                            warrants and rights        and rights              in the 1st column)
-------------------------- ----------------------- -------------------- -------------------------------
Equity Compensation               450,000                 $0.78                     175,000
Plans approved by
security holders
-------------------------- ----------------------- -------------------- -------------------------------
Equity Compensation                   0                     0                          0
Plans not approved by
security holders
-------------------------- ----------------------- -------------------- -------------------------------
Total                             450,000                 $0.78                     175,000
-------------------------- ----------------------- -------------------- -------------------------------


Stock Option and Stock Grant Plan

     On June 6, 2003, we adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan (the "Plan"). The Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to our employees, consultants, directors and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by our Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options.

     Incentive stock options may be granted only to statutory employees. Non-qualified options and stock grants may be made to employees, consultants, directors and other individuals or entities determined by the committee. Incentive and non-qualified options may be granted to the same individual, in the discretion of the committee. The terms of the options or the grants, including the number of shares covered by the option or award, the exercise price, vesting schedule, and term, are determined in the sole discretion of the committee, except that incentive options must satisfy the requirements of the Internal Revenue Code applicable to incentive options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013.

     As of September 21, 2005, we had granted 600,000 options to acquire shares of our common stock pursuant to the Plan and have 25,000 options to acquire shares of our common stock available for grant under the Plan.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 8 of this Prospectus. Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation

     We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. The Slater Dome Prospect, in which we own a 30% working interest, consists of 31,631 gross acres held by mineral leases, is located along the Colorado-Wyoming border, in Moffat County, Colorado and Carbon County, Wyoming. The Slater Dome Prospect targets coal bed methane gas located at relatively shallow depths by industry drilling standards. The Nucla Prospect consists of approximately 40,387 gross acres on 27 different oil and gas leases in Montrose County, Colorado. We own varying interests in this property (20% - 30% on a lease by lease basis) subject to a marketing agreement with several third parties. For a complete description of our properties and our business operations, see "Business."

     Our plan of operation is to continue exploration and development of the Slater Dome Prospect and evaluate opportunities to acquire other interests in oil and gas properties. We do not intend to develop the Nucla prospect and have granted a two year seismic option to an independent third party.

Prospect Acquisition and Sale Philosophy

     Assuming the receipt of cash flow from the Slater Dome Prospect, we anticipate undertaking investigation of additional properties in the fiscal year that began March 1, 2005. Our objective will be to acquire properties with immediate development potential. Due to our relatively small size and competitive position in the industry, we do not anticipate acquiring a large inventory of properties to hold for future development. Rather, one or a small number of properties will be targeted with immediate development potential.

Summary of Financial Data

     The summarized consolidated financial data set forth in the table below is derived from and should be read in conjunction with our audited consolidated financial statements for the fiscal year ended February 28, 2005 and the interim consolidated financial statements for the three-month period ended May 31, 2005, including the notes to those financial statements which are included elsewhere in this Prospectus. The selected financial data provided below is not necessarily indicative of our future results of operations or financial performance.


                                                              For the Year Ended
                                                               February 28, 2005
   Revenues                                                        $   28,132
   Net Loss                                                        $ (720,786)


                                                         For the Three-Month Period Ended
                                                             May 31, 2005 (unaudited)
   Oil and Gas Revenue                                               $   7,581
   Exploration Costs                                                    16,564
   Lease Operating Expenses                                            115,453
   General and Administrative                                          163,608
   Interest Expense                                                     13,990
   Net Loss for the Period                                           $ 542,566


                                                           As of May 31, 2005 (unaudited)
   Working Capital                                                 $ (109,517)
   Total Assets                                                      4,634,523
   Total Number of Shares of Common Stock Outstanding                3,494,451
   Deficit                                                           3,335,061
   Total Stockholders' Equity                                      $ 4,145,476


 Year Ended February 28, 2005 Compared to the Year Ended February 29, 2004.

     Our revenue continues to be nominal. During the fiscal year ended February 28, 2005, our revenue was $28,132 as compared to $25,204 compared to the fiscal year ended February 29, 2004, an increase of $2,928 or 11.62%. The increase was the result of the increased price for oil and gas produced from the properties in which we hold an overriding royalty interest.

     Our nominal revenues are the direct result of our inability to market gas from the Slater Dome Prospect. The 18-mile gas gathering line that will transport the Company's natural gas from Slater Dome to a Questar transportation line in Baggs, Wyoming has been completed and we anticipating the sale of natural gas in the second calendar quarter of 2005.

     Exploration costs were $50,456 during the fiscal year ended February 28, 2005 as compared to $40,914 during the fiscal year ended February 29, 2004, an increase of $9,542 or 23%. The change was the result of:

                  Dry holes                       $ (23,149)
                  Maps, supplies etc                  5,143
                  Delay rentals                      19,898
                  Consultants and research            7,650
                                                 -----------
                                                   $  9,542
                                                 ===========


     We did not abandon any property during the fiscal year ended February 28, 2005 resulting in a decrease of $5,672 during the fiscal year ended February 28, 2005 as compared to the previous year.

     Lease operating expenses were $180,105 during the fiscal year ended February 28, 2005 as compared to $21,593 during the fiscal year ended February 29, 2004, an increase of $158,512 or 734%. The primary reasons for the increase are (i) the wells in the Slater Dome Prospect are in the process of dewatering in anticipation of production and accordingly have operating costs and (ii) in connection with our sale of a working interest to Cedar Ridge in 2003, Cedar Ridge credited us $500,000 against our working interest costs, which was used until June 2004.

     General and administrative expenses were $458,941 during the fiscal year ended February 28, 2005 as compared to $438,119 during the fiscal year ended February 29, 2004, an increase of $20,822 or 5% compared with the previous year. The change was the result of:

                  Salaries                             $       18,829
                  Travel                                       15,830
                  Rent                                          8,733
                  Shareholder relations, filing fees            7,865
                  Miscellaneous                                (1,281)
                  Auto                                         (4,038)
                  Payroll taxes                               (10,051)
                  Professional fees                           (15,065)
                                                      -----------------
                                                       $       20,822
                                                      =================

     Salaries increased because the officers were on the payroll for a full year during the fiscal year ended February 28, 2005 as compared to a 10-month period during the calendar year ended February 29, 2004. Travel expenses increased because of increased trips to the Slater Dome Prospect as a result of increased operations and the preparation for production along with increases associated with general corporate activities. Rent expense increased during the fiscal year ended February 28, 2005 because during the fiscal year ended February 29, 2004, we shared office space rent free for six months with our former parent company. Shareholder relations and filing fees increased because we became a publicly held company in April 2004 and did not have these expenses in the previous period. Auto expenses decreased during the fiscal year ended February 28, 2005 because we did not have any vehicles during the fiscal year ended February 28, 2005 compared to the fiscal year ended February 29, 2004. The change in miscellaneous expenses is considered nominal and in the ordinary course of business. Payroll taxes decreased because the officers accrued three months of compensation without actually being paid and accordingly payroll taxes decreased. Professional fees decreased during the fiscal year ended February 28, 2005 because of the fees associated with the initial registration statement filed with the Securities and Exchange Commission in 2004 were not present in 2005.

     There were no impairment losses during the fiscal year ended February 28, 2005 resulting in a decrease of $64,316 as compared to the previous year because the Company did not have any properties that had costs in excess of their estimated realizable value.

     Depreciation and depletion were $17,499 during the fiscal year ended February 28, 2005 as compared to $40,309 during the fiscal year ended February 29, 2004, a decrease of $22,810 or 56.59%. The decrease in depreciation and depletion was primarily the result of lower production levels in the properties where we hold an overriding royalty interest during the fiscal year.

     Loss on the sale of assets was $1,606 during the fiscal year ended February 28, 2005 as compared to $70,276 during the fiscal year ended February 29, 2004, a decreased loss of $68,670 or 97.71%. The decreased loss was primarily the result of the sale during the fiscal year ended February 29, 2004 of two working interest properties for a loss of $55,000 together with a loss on disposition of vehicles amounting to $15,300 that were not present during the fiscal year ended February 28, 2005 offset by a loss on the production payment receivable of $1,606 in fiscal 2005.

     Interest income was $3,624 during the fiscal year ended February 28, 2005 as compared to $5,114 during the fiscal year ended February 29, 2004, a decrease of $1,490, or 27%. The decrease is primarily the result of a decrease in the amounts of cash invested in interest bearing instruments and the sale of a production payment receivable in September 2004, which accrued interest and was held for the entire 2004 year.

     Interest expense amounted to $43,935 during the fiscal year ended February 28, 2005 as compared to $22,894 during the fiscal year ended February 29, 2004, an increase of $21,041, or 92%. The increase in interest expenses was primarily the result of $250,000 in additional debt with interest rates at 18% over six months of 2005 that was not present in 2004.

     Preferred stock dividends were $63,021 during the fiscal year ended February 28, 2005 as compared to no preferred stock dividends during the fiscal year ended February 29, 2004. The preferred stock dividends were the result of the issuance of our Series A Preferred Stock and Series B Preferred Stock.

     For the reasons set forth above, for the year ended February 28, 2005, we realized a net loss attributable to common shareholders of $783,807, or $.24 per share as compared to a net loss attributable to common shareholders of $673,775 or $.21 per share on revenue of $25,204 for the fiscal year ended February 29, 2004, an increased loss of $110,032 or ($.03 per share) or 16%. We expect to incur losses from operations until we can establish sufficient production from our oil and gas properties to generate revenue sufficient to cover our operating, general and administrative expenses.

Three months ended May 31, 2005 compared to the three months ended May 31, 2004.

     For the three months ended May 31, 2005, we reported a net loss attributable to common shareholders of $651,171, or $0.20 per share, on revenue of $7,581. This compares to a net loss of $149,205, or $.05 per share, on revenue of $3,322, for the comparable period of the previous fiscal year. We expect to incur losses until such time as we establish stable production levels of gas from the Slater Dome Prospect.

     Revenues for the three months ended May 31, 2005 were $7,581 compared with $3,322 the first fiscal quarter of 2003, an increase of $4,259 or 128.2%. Our only producing properties during the three months ended May 31, 2005 and 2004 were those in which we have an overriding royalty interest. The change results from increased production quantities and an increase in the price of oil and is considered normal in the ordinary course of business.

     Exploration costs during the three months ended May 31, 2005 were $16,564 compared with $16,928 for the comparable period in 2004, a decrease of $364, or 2.2%. The fluctuation is considered normal in the ordinary course of business.

     Lease operating costs were $115,453 during the three months ended May 31, 2005 as compared to $213 for the comparable period in 2004, an increase of $115,240, or 54103.29%. The change arises because the wells at the Slater Dome Prospect were dewatering in anticipation of production in the second quarter of this fiscal year together with the fact that the operating costs during the three month period ended May 31, 2004 were born by the operator, Cedar Ridge, LLC, in accordance with the sale by the Company to Cedar Ridge of a 36.67% working interest in the Slater Dome Prospect in April 2003.

     Restricted stock award compensation increased $234,000 as a result of the issuance of 200,000 shares of common stock issued to our executive officers in the three months ended May 31, 2005 and there were no awards in the comparable period ended in 2004.

     General and administrative expenses were $163,608 for the first three months ended May 31, 2005, compared to $122,006 for the three months ended May 31, 2004, an increase of $41,602, or 34.1%. The following table summarizes the major components of the fluctuations:

                     Salaries                 $      1,438
                     Professional fees              20,228
                     Insurance                       4,224
                     Travel                         12,657
                     Miscellaneous                   3,055
                                             --------------
                                              $     41,602
                                             ==============

     Salaries increased $1,438 as a result of the increase of a part time clerical staff member. Professional fees increased as a result of additional expense associated with land work on potential property acquisitions in the amount of $9,225, increased auditing fees of $7,682 offset by decreased legal expense of $3,832. During the three months ended May 31, 2005, travel increased by $12,657 as compared with the same period in 2004 as a result of travel associated with fundraising activities as well as expenses for the Company's contract land person who was researching titles on leases. Miscellaneous other expenses increased $3,055 in the three months ended May 31, 2005 as compared to the comparable period in 2004 and is considered normal in the ordinary course of business.

     Depreciation, depletion and amortization expenses were $7,969 for the three months ended May 31, 2005, compared to $2,754 for the three months ended May 31, 2004, an increase of $5,215, or 189.4%. The increase is primarily the result of increased oil and gas production in the current quarter compared to the previous quarter.

     Interest income was $1,437 during the three months ended May 31, 2005 compared with $1,530 during the three months ended May 31, 2004, a decrease of $93 or 6% and the fluctuation is considered normal in the ordinary course of business.

     Interest expense was $13,990 for the three months ended May 31, 2005 compared to $4,140 during the three months ended May 31, 2004, an increase of $9,850, or 237.9%. The increase is a direct result of an increase in notes payable, shareholder in the amount of $250,000 which was not present at May 31, 2004.

During the three months ended May 31, 2005, the Company charged dividends on the Series A Preferred Stock and the Series B Preferred Stock in the amount of $108,605 to the loss attributable to common shareholders as compared to $8,014 for the comparable period in 2004. The Series B Preferred Stock was not issued until the last quarter of the year ended February 28, 2005 and accordingly, the dividends attributable to those shares were not present in the three month ended May 31, 2004.

Liquidity and Capital Resources

     At May 31, 2005, we had a deficit in working capital of $109,517, consisting of current assets of $379,530 and current liabilities of $489,047. Our working capital position at May 31, 2005 decreased by $1,386,293 from fiscal year end February 28, 2005; the principal reason for the decrease is the investment in limited partnership interests in Slater Dome Gathering, LLLP in the amount of $1,000,000, payment of bank debt of $253,483 together with a net reduction in other liabilities of $23,293. As a result of the deficit in working capital, the Company is still dependent upon its ability to obtain capital from outside sources, as well as generate cash from operations, to continue in operations over the long term.

     Current assets decreased $1,937,676 or approximately 83.6%, between year-end February 28, 2005 and May 31, 2005. Cash decreased $1,960,155 during that time, or approximately 85.2%. The trade accounts receivable decreased $1,259 in the normal course of business. Prepaid expenses increased $23,736 because the Company incurred additional prepaid expenses that were not completely amortized as of May 31, 2005.

     Current liabilities decreased $551,383, or approximately 53.0%, between year-end February 28, 2005 and May 31, 2005. The note payable, bank decreased $250,027 because the debt was paid in full in March 2005. Accounts payable decreased $319,781, or 69.8% and such decrease is considered normal in the ordinary course of business. Dividends payable increased $43,614, or 176.7% because the Company had an increase in outstanding preferred stock amounting $2,967,500 as compared to 2004. Accrued expenses decreased $25,190, or 43.9% as a result of a decrease in accrued compensation in the amount of $26,765 offset by increases in other accruals of $1,575.

     Management believes that due to the potential reserves and production of natural gas from our Slater Dome property, and the current natural gas prices and the domestic supply of natural gas, our current position is expected to be sufficient to meet our capital and operating requirements for the next twelve months.

MATERIAL COMMITMENTS

     Pursuant to the Operating Agreement with Cedar Ridge, we will be obligated to pay our proportionate share of an extensive seismic survey and exploration program of the Slater Dome Prospect and the drilling of the four wells expected to be drilled at the Slater Dome Prospect in 2005. The estimated costs are expected to be $610,000. The drilling program commenced September 21, 2005.

     We are obligated to pay Paul G. Laird, Les Bates and Jubal S. Terry pursuant to their employment agreements. The employment agreements contain provisions under which we will be obligated to pay Mr. Laird and Mr. Bates all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control as defined in the agreements occur. Each of the employment agreements calls for annual compensation of $85,000 per year each. See "Employment Agreements."

PURCHASE OF SIGNIFICANT EQUIPMENT

     We do not intend to purchase any significant equipment during the next twelve months other than participating in drilling additional wells on the Slater Dome Prospect.

APPLICATION  OF CRITICAL ACCOUNTING POLICIES

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Critical Accounting Policies and Estimates

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Reserve Estimates.

     Estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. Many factors will affect actual net cash flows, including:

     o    the amount and timing of actual production;
     o    supply and demand for natural gas;
     o    curtailments or increases in consumptions by natural gas purchasers;
          and
     o    changes in governmental regulation or taxation.

Property, Equipment, and Depreciation.

     We follow the successful efforts method of accounting for oil and gas properties. Under this method all productive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. These capitalized costs include lease acquisition, geological and geophysical work, delay rentals, drilling, completing and equipping oil and gas wells, including salaries, benefits and other internal salary related costs directly attributable to these activities. Costs associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development also are capitalized to oil and gas properties. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves, and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized. As a result, we are required to estimate our proved reserves at the end of each quarter, which is subject to the uncertainties described in the previous section.

                                    BUSINESS

Overview

     We are a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. To date, our focus has been on leasing properties in proximity to proven producing reserves and selling a portion of the interest that we acquire to reduce our risks. Presently, we have no proved reserves.

     We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. in January of 2000. Shortly following our organization, we executed an agreement to acquire patented technology relating to an internet-enabled, remote access technology for the self-storage industry. During this time of the "dot-com" boom, we envisioned the organization and operation of an internet-enabled self-storage business. Toward that end, we agreed to acquire the patent and related technology from the inventor.

     Shortly after we were organized, the dot-com melt down began. We were unable to obtain financing for this self-storage venture. Consequently, we agreed to return the technology to the inventor in exchange for cancellation of the remaining payments. We were essentially dormant during the remainder of 2000.

     We acquired 100% of Skyline Resources in June 2001 in a share exchange in which we issued 1,579,000 shares of our Common Stock to the former shareholders of Skyline Resources in exchange for all of the outstanding stock of that entity. In February 2002, we were acquired by WYOG. In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 3,194,451 shares of New Frontier Energy, Inc. Common Stock to its shareholders. Effective February 28, 2005, we merged Skyline Resources, our wholly owned subsidiary, into the Company in a tax-free merger.

Description of Properties

     All of our properties are located in the States of Colorado and Wyoming. At September 21, 2005, we had an interest in 72,018 gross, 66,340 net acres of oil and gas properties of which we had a direct ownership in 25,157 net acres to our interest. Of the 72,018 gross acres, 960 acres are developed. We had an interest in twelve oil or gas gross wells and 3.6 net wells at that date.

Slater Dome/Coal Bank Draw Prospect

     We acquired our interest in the Slater Dome Prospect in 2001, when we acquired Skyline Resources. Skyline Resources, in turn, acquired its interest in the Slater Dome Prospect in November 1998 from Energy Investments, Inc., a privately held, independent third party ("EI"). Skyline Resources paid approximately $245,000 for its interest in the property.

     In addition to the cash consideration paid to EI, Skyline Resources agreed to drill two test wells to test different formations on the property as part of the consideration paid for its interest in the Prospect. One of these wells was drilled and the other not, resulting in Skyline Resources forfeiting a portion of its interest in the property. The end result was that Skyline Resources owned a 50% interest in all formations to the base of the Mesa Verde/Top of the Mancos and forfeited its interest in deeper formations. In the fiscal year ended February 28, 2005, the Company acquired the interest in the deeper formations.

     Prior to Phillips Petroleum assuming operating control of this property, Skyline Resources drilled an exploratory well to test for gas. The well was tested by producing and venting natural gas for a period of 30 days. Phillips Petroleum drilled six additional gas wells and one water disposal well on the prospect, but did not test these wells. Pursuant to the terms of the operating agreement, Skyline Resources paid its proportionate share of the cost of drilling these wells and earned a proportionate interest in each.

     Phillips Petroleum sold its interest in the property in 2002 and Skyline Resources exercised an option to acquire an additional 33.33% interest in the property, following which it owned a total of 66.67%.

     In an effort to diversify its holdings and obtain an operator experienced in coal bed methane development and production, WYOG caused Skyline Resources to sell an interest to Cedar Ridge. That transaction was completed March 27, 2003. Pursuant to the terms of the purchase and sale agreement between Skyline Resources and Cedar Ridge, Skyline Resources sold a 36.67% undivided working interest in its right, title and interest to most assets comprising the Slater Dome Prospect, including the following:

     o Oil and gas leases, all delivering a minimum 80% net revenue interest, unless otherwise agreed;

     o Gas wells, coal bed methane gas wells, disposal wells and other wells located on these leases;

     o    Equipment;

     o    Natural gas and other hydrocarbons present on the property; and

     o Contracts, permits, rights-of-way and agreements, to the extent the same are transferable; and certain documentation.

     Following this sale, Skyline Resources retained a 30% interest in the property. In April 2003, we sold Cedar Ridge a 36.67% working interest in the Slater Dome Prospect for $900,000, subject to certain conditions. Of the total purchase price, Cedar Ridge paid $400,000 at or before closing and the balance of $500,000 was credited by Cedar Ridge against our working interest in costs incurred through July 2004.

     Our interest in the Slater Dome Prospect is subject to an operating agreement dated February 28, 2003 between us, Cedar Ridge as the operator and Slaterdome Gas, Inc., the owner of a 33% interest in the Slater Dome Prospect (the "Operating Agreement"). Pursuant to that Operating Agreement, Cedar Ridge makes substantially all decisions affecting the exploration, development and operation of the Slater Dome Prospect.

     The primary drilling objective in the Slater Dome Prospect is the Lower Iles coal formation of the Mesa Verde Group at depths ranging from 700 to 3,200 feet. These coal sections are expected to have significant quantities of methane gas.

     A secondary objective consists of a group of sands that exist between the base of the Iles formation and the top of the Mancos shale. The Deep Creek Sand is the basal sand of this group. The Deep Creek Sand was productive in the Savery Field just north of the Slater Dome Prospect. However, there is no assurance that gas can be produced economically from the Slater Dome Prospect.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas pipeline systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

Natural Gas Gathering Pipeline

     Production of natural gas from the Slater Dome Prospect is contingent on the completion and operation of a natural gas gathering pipeline to transfer gas from the property to another existing gas pipeline. Prior to May 2005 there was no operating gathering pipeline available at the Slater Dome Prospect to transport our gas. However, Slater Dome Gathering, LLLP ("SDG"), an affiliate of our President, recently completed construction of a gathering pipeline to the Slater Dome Prospect. The 18-mile gas gathering line began transporting the Company's natural gas from the Slater Dome Prospect to a Questar transportation line in Baggs, Wyoming in June 2005 and we commenced production. Subsequent to February 28, 2005, we loaned $1,000,000 to SDG in connection with the construction of the Pipeline, which we converted into SDG Class A limited partnership interests. On July 25, 2005, we purchased additional Class A limited partnership interests in SDG for $600,000. Accordingly, as of September 21, 2005, we own 80% of the Class A limited partnership interests in SDG that have been sold to date. In the event SDG sells all of the available 60 Class A limited partnership interests, we will own 53% of the Class A limited partnership interests. Pursuant to GAAP, the Company consolidates the accounts of SDG and all significant intercompany accounts and transactions are eliminated. The creditors of SDG do not have recourse to the general credit of the Company.

     As a holder of SDG's Class A limited partnership interests, the Corporation executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). The Partnership Agreement provides that distributions will be allocated (i) first, to Natural Resource Group Gathering, LLC, the General Partner of the Partnership (the "General Partner") in the amount of the Out of Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement) of all of the Limited Partners is reduced to zero; and (iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion.

     In addition to potentially providing a market for gas produced from the Slater Dome Prospect, the gathering pipeline system may also provide an additional source of revenue because we participate indirectly in the ownership through our investment in SDG. Gas produced from other owners and operators in the area around the Slater Dome Prospect can be transported through the gathering pipeline for a fee. The fee is customarily based on the amount of gas transported through the system. The attractiveness of a gas gathering pipeline system to other producers will depend on the amount of the fee and other alternatives for transporting gas to market. We, along with the other working interest owners at the Slater Dome Prospect, have agreed to pay SDG a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate the gas to the gathering pipeline.

Area of Mutual Interest

     Pursuant to the terms of a participation agreement dated March 24, 2003 we granted Cedar Ridge the option to participate in an area of mutual interest designated in proximity to the Slater Dome Prospect. The area of mutual interest consists of approximately 16,000 acres surrounding the existing leases and the deeper Niobrara rights on the existing leases. Pursuant to those terms, Cedar Ridge is entitled to direct negotiation to acquire additional acreage in the area of mutual interest. Each party, by paying its proportionate share of costs, will acquire an interest in that area equal to its interest in the existing Slater Dome Prospect. We expect this provision to provide a vehicle for acquiring additional acreage if the property is proved productive.

The Nucla Prospect

     The Nucla Prospect consists of approximately 40,000 gross acres in the aggregate, of which we own 8,397 net acres. The interests of all of the owners of this Prospect have been combined in an effort to market and sell the property. The Nucla Prospect is located in Montrose County, Colorado, which is on the western edge of Colorado.

     The Nucla Prospect is essentially an exploration project. As such, we acquired our interest with the idea of selling a majority to a larger industry participant. Due to the substantial costs necessarily involved in exploring and possibly developing the property, we do not believe it is an appropriate prospect for us to develop. WYOG acquired the interest from NRG Resources, Inc. ("NRG") in April 2002 in an arms length negotiated transaction issuing 60,000 shares of its Common Stock valued at $2.00 per share. Paul G. Laird and Les Bates, both officers and directors of the Company, and Grant Gaeth, a director of the Company, were officers and directors of NRG and at the time of the transaction had no ownership in WYOG.

     We and the other interest owners have executed an agreement governing our interests in this property. Pursuant to the agreement, the interest owners created an area of mutual interest surrounding the property in which any owner must offer a right to participate to any other owner. The main purpose of the agreement is to market and sell a majority of the interests. To that end, each owner is attempting to obtain industry partners to further evaluate the Nucla Prospect by seismic surveying and/or drilling of one or more test wells. It is anticipated that the Nucla Prospect will be sold for cash, subject to a retained over-riding royalty interest, and possibly, a carried or back-in working interest. In the event of the sale of the Nucla Prospect, each party shall be reimbursed for individual lease costs and other reasonable and necessary expenses connected with the sale. Any remaining proceeds shall be divided in accordance with the parties' interest in the property. Finally, the parties have agreed that consent to sale of the property shall not be unreasonably withheld.

     We, together with the other working interest owners, granted a two year seismic option to an independent third party in December 2004. The consideration, net of costs, for the option approximates $15,171 to the Company's interest and the grantee will pay all lease rental obligations during the option period.

Coal Bed Methane Gas

     Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under normal geologic conditions. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is coal bed methane ("CBM"). Water permeates coal beds and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven times as much as a conventional natural gas reservoir of equal rock volume. CBM is kept in place usually by the presence of water. Thus the production of CBM in many cases requires the dewatering of the coal gas to be extracted. Therefore, in a coal bed gas well, water is produced in large volumes especially in the early stages of production. As the amount of water in the coal decreases, gas production increases.

     The United States Geological Survey has estimated coal bed gas resources of at least 700 trillion cubic feet. About 100 trillion cubic feet of that appears to be economically recoverable with existing technology. CBM gas currently accounts for about 7.5% of total natural gas production in the United States.

 Competition

     Our competition includes major natural resource companies that operate globally as well as independent operators located throughout the world, including North America.

     The three largest CBM producers in the lower 48 states are BP Amoco, Burlington Resources and Phillips Petroleum, all producing most of their CBM production from the San Juan Basin in northwest New Mexico and southwest Colorado. Though it ranks fourth in terms of production, the leading CBM player in terms of growth and technology is widely acknowledged to be Devon Energy. Devon is aggressively expanding CBM production in the Powder River Basin in Wyoming and Montana, the Raton Basin in south-central Colorado and northeastern New Mexico, and has CBM production in the San Juan Basin and Wind River Basin in central Wyoming. Devon Energy has also acquired what is considered a "dominant" 250,000 acre position in the Powder River Basin in additional to 53,000 acres in the Wind River and 150,000 acres in the Forest City/Cherokee Basin in Kansas.

     Anadarko Petroleum Corporation is an independent oil and gas exploration and production company with 2.4 billion barrels of oil equivalent of proved reserves as of December 31, 2004. Its major areas of operation in the United States are located primarily in Texas, Louisiana, the mid-continent region and the western states, Alaska, the Gulf of Mexico. It also has operations in several international markets. Anadarko Petroleum Corporation actively markets natural gas, oil and natural gas liquids production and owns and operates gas-gathering systems in its core producing areas. In addition, it is engaged in the hard minerals business through non-operated joint ventures and royalty arrangements in several coal and industrial mineral mines located on lands within and adjacent to its properties, that includes an eight-million-acre strip running through portions of Colorado, Wyoming and Utah.

     EOG Resources, Inc. explores, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, as well as in Canada, Trinidad and selected other international areas. EOG's operations are mainly natural gas and crude oil exploration and production. At December 31, 2004, EOG's total estimated net proved reserves were 5,647 billion cubic feet equivalent (Bcfe), of which 5,047 billion cubic feet (Bcf) were natural gas reserves and 100 million barrels (MMBbl), or 600 Bcfe, were crude oil, condensate and natural gas liquids reserves. As of December 31, 2004, approximately 50% of EOG's reserves (on a natural gas equivalent basis) were located in the United States, 25% in Trinidad, 24% in Canada and 1% in the United Kingdom North Sea. EOG has drilled 48 net wells in the Chapita/Natural Buttes area of the Uinta Basin, Utah, and 40 net wells in each area of Wyoming's Green River Basin - the Big Piney area and the LaBarge Platform/Moxa Arch area. EOG also drilled 16 net wells in the Bakken horizontal play of the Williston Basin in Montana.

     The following is a summary of the regional and local competitors that are active in the coal bed methane segment of the industry.

     As of December 31, 2004, Double Eagle Petroleum Co. owns interests in a total of 524 producing wells, with natural gas constituting approximately 96% of its production and oil constituting approximately 4% (assuming six mcf of gas production equals one barrel of oil production). Double Eagle's Eastern Washakie coal bed natural gas project is a 40-mile-long trend located between the town of Baggs and Rawlins, in south central Wyoming. Over 100 wells have been drilled by Double Eagle or Anadarko to evaluate the potential of the Mesa Verde coal beds in this trend. Double Eagle owns an interest in 41,144 acres (5,168 net acres) in the Powder River Basin.

     Galaxy Energy Corporation ("Galaxy") is in the business of acquiring and developing coal bed methane and other unconventional and conventional natural gas properties in Wyoming, Texas, Europe and other areas where shallow coal beds offer attractive exploitation opportunities for natural gas. Galaxy has an interest in 160 completed wells and 69 wells in various stages of completion as of March 4, 2005. Galaxy owns an interest in 310,519 gross acres and 91,692 net acres in the Powder River Basin in Wyoming and Montana.

     Clayton Williams Energy, Inc. ("Clayton Williams") is an independent exploration and production company that develops and produces oil and natural gas. Clayton Williams has leased approximately 70,000 undeveloped acres adjacent to the south east of the Slater Dome Prospect. Clayton Williams has indicated it intends to conduct tests in the exploration for natural gas on its leases during calendar 2005 and 2006.

     Yates Petroleum Corporation, an independent oil and gas company, leases approximately 80,000 acres along the Cherokee Ridge and Fort Union Coal Fairway adjacent to the south west of the Slater Dome Prospect.

     Merit Energy Company is a private firm specializing in direct investments in oil and gas assets. Merit has acreage in the Fort Union Coal production at South Baggs/West Side Canal directly west of the Slater Dome Prospect.

Government Regulation

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on the company.

Oil & Gas Regulation

     The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows:

Drilling and Production

     Our operations are subject to various types of regulation at federal, state, and local levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties and municipalities in which we operate also regulate one or more of the following:

     o    the location of wells;
     o    the method of drilling and casing wells;
     o    the rates of production or "allowables";
     o the surface use and restoration of properties upon which wells are drilled and other third parties;
     o    the plugging and abandoning of wells; and
     o    notice to surface owners and other third parties.


     State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

Natural Gas Sales Transportation

     Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

     FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

Mineral Act

     The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

Environmental Regulation

     Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

Waste Disposal

     The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute "solid wastes," which are regulated under the less stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

CERCLA

     The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course of operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

Air Emissions

     Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act

     The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

     We believe that we are in substantial compliance with current applicable environmental laws and regulations.

     As the operator of Slater Dome Prospect, Cedar Ridge will be responsible for obtaining all permits and government permission necessary to operate the property. Cedar Ridge must obtain permits for any new wells that are drilled. Further, SDG will be responsible for maintaining easements or other arrangements with owners of the land over which the gathering line is built as well as operating and maintaining the gathering line.

Research and Development Activities

     No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past two years.

Employees

     We currently have four employees. Paul G. Laird is our President and Chief Executive Officer, Les Bates is our Secretary, Treasurer and Principal Accounting and Financial Officer and Jubal S. Terry is the Manager of Exploration. Our executive officers devote such time as each officer deems necessary to perform their duties to the Company and are subject to conflicts of interest. We have one person who functions in a clerical position.

     From time to time, we use the services of clerical and accounting personnel on a part-time basis, and the services on a contract basis of geologists, engineers, landmen and other professionals as may be necessary for our oil and gas operations.

Legal Proceedings

         We are not currently subject to any legal proceedings, and to the best of our knowledge, none other is threatened, the results of which would have a material impact on our properties, results of operation or financial condition. Neither, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.


                                   MANAGEMENT

Directors, Executive Officers and Key Employees

     All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

     Our directors and executive officers, their ages, positions held are as follows:

   Name                          Age            Position with the Company
   -------------------- ----------------------- ----------------------------
   Paul G. Laird                  49            President, CEO and Director

   Les Bates                      62            Secretary/Treasurer,
                                                Principal Accounting &
                                                Financial Officer and
                                                Director

    Grant I. Gaeth                73            Director

     The following information summarizes the business experience of our officers and directors, as well as the officers, directors and key employees.

     Paul G. Laird has been the President and a director of our company since April 2003, and a director of Skyline since June 2003. He is currently the president of Natural Resource Group, Inc., a privately held oil and gas exploration and development company, a position he has held since 1997. Prior to that, he was the vice president of land operations for Western Alliance Petroleum Corporation and land manager for Canterra Petroleum, Inc., both private oil and gas companies. During this time, he was active in oil and gas exploration and development in the states of Montana, North Dakota, Colorado, Nebraska, Wyoming and Utah. Mr. Laird was a founder of International Marketing Corporation of Colorado, a private company engaged in the restaurant business. He received a Bachelor of Science in business with an emphasis in petroleum, land and real estate management from the University of Colorado in 1980.

     Les Bates has been the Principal Accounting and Financial Officer, Secretary, Treasurer and a director of our company since April 2003, and Secretary and a director of Skyline since June 2003. Mr. Bates established Les Bates & Associates, Inc. in 1974 after five years of working with two of what were then known as "Big 10" accounting firms. Les Bates & Associates has provided a broad range of auditing, accounting, and tax services to public and private corporations, consisting of oil and gas companies, oil and gas drilling and development programs, mining and mineral exploration entities, light manufacturing companies, real estate developers, contractors, alternative energy companies and private individuals. Mr. Bates has taught oil and gas accounting classes as an adjunct professor at the University of Colorado -Denver and for the American Institute of Bankers, Denver chapter.

     Grant I. Gaeth has been a director since April 2003 and has been involved in exploring for oil and gas since his graduation from Utah State University in 1953. He started with The Carter Oil Company and Humble Oil and Refining Company (Exxon), working as a field geologist in the Colorado Plateau, Basin and Range geological provinces. He worked on Exxon's geological efforts along the Colorado River, mapping structural leads throughout the Southern half of Utah. Mr. Gaeth has been self employed as an independent consulting geologist for the last 37 years.

     There are no family relationships among directors, nor any arrangements or understandings between any director and any other person pursuant to which any director was elected as such. The present term of office of each director will expire at the next annual meeting of stockholders.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

     Currently, we do not have an audit committee and as such do not have a financial expert on our audit committee. We do not have a compensation or nominating committee of the Board of Directors.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

Code of Ethics

     At this time, the Company has not adopted a formal Code of Ethics that applies to the Chief Executive Officer and Chief Financial Officer. The Company expects to adopt a formal Code of Ethics during the current fiscal year.

Involvement in Certain Legal Proceedings

     During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Director Compensation

     We have not paid any cash compensation to our directors for their service on our Board of Directors. However, we intend to pay $100 per meeting to our directors for the foreseeable future.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act, generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended February 28, 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met, except that Messrs. Laird, Bates and Gaeth were each delinquent in filing a Form 4 to disclose one transaction in October, 2004 and such forms were subsequently filed in November 2004.

Item 10. Executive Compensation

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the fiscal year ended February 28, 2005 and February 29, 2004, of Paul G. Laird and Les Bates, the Company's most highly compensated executive officers. Messrs. Laird and Bates were appointed in April 2003.


                                   Annual Compensation                Long Term Compensation
                           -------------------------------   ------------------------------------
Name and                    Fiscal     Salary       Other    Other Annual          Securities
Principal Position           Year                            Compensation      Underlying Options
-----------------------    --------   ---------   --------   ------------      ------------------
Paul G. Laird
  Chief Executive           2005      $84,996     $    --     $       --             100,000 (1)
  Officer and President     2004(2)   $63,747     $    --     $       --              25,000 (3)

--------------------------- --------- ----------- ----------- ----------------- --------------------

Les Bates                   2005      $84,996     $   --      $       --             100,000 (1)
 Principal Accounting and
Financial Officer,          2004(2)   $63,747     $   --      $       --              25,000 (3)
Secretary, Treasurer and a
director

(1) Includes options to acquire 100,000 shares of common stock at an exercise price of $0.75 per share, exercisable until October 24, 2014.

(2)  From June 1, 2003 to February 29, 2004.

(3) Includes options to acquire 25,000 shares of common stock at an exercise price of $1.00 per share, exercisable until June 6, 2013.


Option Values

     The following table provides certain information concerning the fiscal year end value of unexercised options held by Messrs. Laird and Bates.


                                   Aggregated Option Exercises in 2005 Fiscal Year
                                          and Fiscal Year End Option Values
-------------- -------------- ------------- ------------------------------------- ------------------------------------
Name           Shares         Value          Number of  Unexercised  Options at   Value of Unexercised In-the-Money
               acquired on    realized      Fiscal Year End                       Options fiscal year end (1)
               exercise
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------
                                            Exercisable      Unexerciseable       Exercisable      Unexerciseable
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------
Paul G. Laird  0              0             125,000          0                    $90,000          0
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------
Les Bates      0              0             125,000          0                    $90,000          0
-------------- -------------- ------------- ---------------- -------------------- ---------------- -------------------

(1) Value calculated by determining the difference between the closing sales price on May 26, 2005 of $1.52 per share and the exercise price of the options. Fair market value was not discounted for restricted nature of any stock purchased on exercise of these options.

Employment Agreements

     We have written employment agreements with our executive officers, Paul G. Laird and Les Bates. Pursuant to their employment agreements, Messrs. Laird and Bates devote such time as each deems necessary to perform their duties to the

Corporation and are subject to conflicts of interest. The employment agreements expire on February 29, 2008; however, they are automatically renewable on an annual basis for additional one-year increments. Pursuant to Messrs. Laird and Bates' employment agreements, they each receive base salary compensation in the amount of $85,000 per annum, adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or Five Thousand Dollars ($5,000), whichever is greater. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

     The employment agreements contain provisions under which we will be obligated to pay Mr. Laird and Mr. Bates all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control as defined in the agreements occur. We have not obtained any key man life insurance on any of our executive officers.

Indemnification and Limitation on Liability of Directors

     Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

     o    any breach of the duty of loyalty to us or our stockholders;

     o acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

     o dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

     o    violations of certain laws; or

     o any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles of Incorporation.

Certain Relationships and Related Transactions

     Raymond McElhaney and Bill M. Conrad, directors of the Company who resigned on February 25, 2005 and Ronald R. McGinnis who resigned on April 3, 2003, respectively, are considered "promoters," and took initiative in organizing the business of our Company. In connection with our initial capitalization, each of Messrs. McElhaney, Conrad and McGinnis received shares of our Common Stock at a price of $0.001 per share; Messrs. McElhaney and Conrad received 312,500 shares in exchange for cash of $1,250 and Mr. McGinnis received 250,000 shares in exchange for $1,000, each share amount adjusted for subsequent stock splits. Messrs. McElhaney, Conrad and McGinnis were the only members of the Board of Directors approving those transactions. Since the Company had only recently been formed and had no prior sales of stock to compare, the price at which the shares were issued to the foregoing individuals was determined with reference to the par value of our Common Stock.

     Our former wholly owned subsidiary, Skyline Resources, Inc. shared office space with a company owned by an affiliate of Skyline's president during fiscal 2004. The Company paid $6,807 to the related party in fiscal 2004. The Company believes that these transactions were on terms no less favorable than could be obtained from an unaffiliated third party.

     In August 2003, the Company transferred two vehicles, with a cost basis of $75,701 and accumulated depreciation of $24,397 to two former officers and directors and reduced accrued compensation by $45,000. The net proceeds to the Company were $37,009, net of payroll taxes. The Company recognized a loss in the amount of $15,295 as other expenses.

     In September 2003, the Company transferred office furniture and equipment with a cost basis of $11,315 and accumulated depreciation of $6,336 to an entity controlled by two former officers and current directors in exchange for $5,000 in consulting from that entity. The Company recognized a gain of $20.

     The Company paid a corporation controlled by one of the directors for geologic consulting $12,000 and $8,000 in fiscal 2005 and 2004 respectively.

     In October 2004, the Company issued 60,000 shares of its $0.001 par value Common Stock to two of its directors in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003 when the directors were also the Company's operating officers. Market value of the Company's Common Stock on the date of issue was $0.47 per share.

     The Company executed a new office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of our President, effective October 1, 2003 for a one-year term which was renewed for an additional year in 2004 under the same terms and conditions. The lease provides for the payment of $1,500 per month plus utilities and other incidentals. The president of New Frontier owns 50% Spotswood. The Company is of the opinion that the terms of the lease are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $18,000 and $7,500 in fiscal 2005 and 2004 respectively.

     On July 11, 2005, the Company issued a corporation controlled by Grant Gaeth, a director of the Company 3,750 shares of Common Stock value at a price of $1.20 per share and paid $1,500 for geologic consulting services.

     Paul Laird, our President and Chief Executive Officer is an officer, director and principal shareholder of Natural Resource Group, Inc. ("NRG") and a manager of Natural Gas Gathering Group, LLC, the general partner of SDG, the partnership organized for the construction of the natural gas gathering line from the Company's Slater Dome Prospect in which the Company holds 82% of the Class A limited partnership interests in SDG that have been sold as of August 22, 2005. In the event SDG sells all of the available 60 Class A limited partnership interests, we will own 53% of the Class A limited partnership interests. (see Item 1 Description of Business for a description of the distributions to be allocated according to the partnership agreement). Natural Gas Gathering Group, LLC will have a 10% carried interest in the natural gas gathering line from the Company's Slater Dome Prospect before payout and 25% after payout. Further, we have agreed to pay NRG a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate our gas to the gathering pipeline.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 21, 2005, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

              Name and Address of                                               Percent of Beneficial
                Beneficial Owner             Amount of Beneficial Ownership           Ownership
                ----------------             ------------------------------           ---------
Paul G. Laird (1)                                        319,551                        8.17%

Les Bates (2)                                            319,551                        8.17%

Grant I. Gaeth (3)                                       131,801                        3.46%

Raymond E. McElhaney                                     286,292                        7.7%

Bill M. Conrad                                           257,708                        6.94%

John D. McKey, Jr. (4)                                   397,501                       10.70%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

Candace McKey (5)                                        945,160                       22.19%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

Echo's Voice LLC (6)                                     375,000                        9.18%
1535 Falmouth Ave.
New Hyde Park, NY  16040

Apollo Trust (7)                                         750,000                       16.82%
1535 Falmouth Ave.
New Hyde Park, NY  16040

Aviel Faliks (8)                                         562,500                       13.17%
24 Rozmus Ct.
Allendale, NJ  07401

Peggy Stephenson (9)                                     225,000                        5.72%
822 NE 71 St.
Boca Raton, FL  33487

John O'Shea (10)                                         214,478                        5.47%
100 Wall Street
New York, New York 10005
                                                     -----------                     --------
Officers & Directors as a Group                          731,801                       17.38%


(1) Includes (i) 100,000 shares of common stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00 expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75 expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15 expiring in 2015 that were granted on May 13, 2005, and (v) 19,551 shares owned by Natural Resources Group, Inc., of which the Mr. Laird is an officer, director and principal shareholder.
(2) Includes (i) 100,000 shares of common stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00 expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75 expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15 expiring in 2015 that were granted on May 13, 2005, and (v) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Bates is an officer.
(3) Includes (i) 3,750 shares of common stock owned by GeoEx, Inc., an entity in which Mr. Gaeth is an affiliate, (ii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75 expiring in 2014, and
     (iii) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Gaeth is an officer.

(4) Includes 247,500 shares owned directly by Mr. McKey. Also includes 150,001 shares owned by Mr. McKey's wife, Candace McKey, of which he disclaims beneficial ownership.
(5) Includes 150,001 shares owned directly by Ms. McKey, 384,615 shares underling Series A Convertible Preferred Stock convertible at $0.65 per share, 163,044 shares underlying warrants exercisable at $1.38 per share expiring in 2007. Also includes 247,500 shares owned by Ms. McKey's husband, John D. McKey, Jr. of which she disclaims beneficial ownership.
(6) Includes (i) 250,000 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 125,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Helen Del Bove, manager of Echo's Voice LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC.
(7) Includes (i) 500,000 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 250,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Helen Del Bove, Trustee of the Apollo Trust exercises dispositive and voting power with respect to the sh
(8) Includes (i) 375,000 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 187,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.
(9) Includes (i) 150,000 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 75,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.
(10) Includes (i) 62,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 31,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 5,063 shares of Common Stock issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, and (iv) 115,665 shares of Common Stock issued to Westminster Securities Corp. as compensation pursuant to the Placement Agent Agreement dated June 28, 2005. John P. O'Shea and Daniel Luskind, as officers of Westminster Securities Corp. exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp.


Changes in Control

     We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of the Company.

                        DESCRIPTION OF OUR CAPITAL STOCK


     Our authorized capital consists of 50,000,000 shares of Common Stock, $0.001 par value and 25,000,000 shares of Preferred Stock, $0.001 par value. As of September 21, 2005, we had 3,711,701 shares of Common Stock issued and outstanding, 50,000 shares of Series A Preferred Stock issued and outstanding and 31,762.25 shares of Common Stock

     Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. Our Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our Preferred Stock.

     All of our issued and outstanding Common Stock is, and, when distributed according to the terms of the offering will be, fully paid and non-assessable and are not subject to any future call.

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

     In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

Preferred Stock

     The Articles of Incorporation vest our Board of Directors with authority to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred Stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of Preferred Stock; (vi) the terms and conditions by which Preferred Stock may be converted, if the Preferred Stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

Series A Preferred Stock

     The following summary of the Series A Preferred Stock is qualified in its entirety by the detailed information appearing in the Series A Preferred Stock Certificate of Designation.

     Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock shall rank in parri passu to the Series B Preferred Stock for payment of dividends, redemption and liquidation. The Series A Preferred Stock pays a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year, payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the Series A Preferred Stock may convert any or all of the shares into shares of our Common Stock at the rate of $0.65 per share. If not sooner converted, all of the Series A Preferred Stock automatically converts into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. The outstanding 50,000 shares of Series A Convertible Preferred Stock may be redeemed by us for an amount equal to the $5.00 per share issue price and any accrued and unpaid dividends upon not less than 15 days advance notice to the holders of the Series A Preferred Stock and if we have filed and received an effective date for a registration statement covering the Common Stock underlying the Series A Convertible Preferred Stock.

     Except as otherwise provided in the Series A Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series A Preferred Stock, and as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value ($5.00) of the Series A Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.

     If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     As of September 21, 2005, there were 50,000 shares of the Series A Preferred Stock outstanding.

Series B Preferred Stock

     The following summary of the Series B Preferred Stock is qualified in its entirety by the detailed information appearing in the Series B Preferred Stock Certificate of Designation.

     The stated value and issue price of the Series B Preferred stock is $100.00 per share. Holders of the Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2005. The dividends are cumulative and payable in cash. Each 130 shares of Series B Preferred Stock is convertible into 20,000 shares of Common Stock of the Company at the rate of $0.65 per share.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     In the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock. The Company may not call the Series B Preferred Stock unless at least two years have passed from the final closing.

     As of September 21, 2005, there were 31,762.25 shares of the Series B Preferred Stock outstanding.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders of the Common Stock of New Frontier Energy, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - settlement of short sales entered into after the date of this Prospectus;

     - broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     -    any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Shareholders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

     We have agreed to keep this Prospectus effective until the earlier of (i) the latest date upon which we are obligated to cause to be effective the registration statement for resale of the shares by the Selling Shareholders,
(ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or
(iii) all of the shares have been sold pursuant to the Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Shareholders or any other person. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

                              SELLING SHAREHOLDERS

     The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock issued and the Common Stock issuable to them upon exercise of the Warrants. Because the Selling Shareholders may offer all or only some portion of the (i) 2,300,000 shares of Common Stock upon conversion of the Debentures, upon issuance the 117,565 Debenture Interest Shares and (ii) the 170,000 shares of Common Stock issued to the Placement Agent or its designees, and (iii) the 2,056,520 shares of Common Stock underlying the Warrants, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Selling Shareholders as of September 21, 2005, and the number of shares of Common Stock covered by this Prospectus. The number of shares in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Shareholders. Unless otherwise indicated, the Selling Shareholder exercises dispositive and voting power with respect to the shares to be offered.


Name of Selling Shareholder
                                      Shares           Shares to be Offered      Number of Shares Owned After Offering
                                      Owned Prior to                              and Percentage Total of the Issued
                                      Offering                                             and Outstanding
                                     (including all                             ----------------------- ---------------
                                      shares that may                                Shares Owned       Percentage of
                                      be acquired)                               (including all shares  Issued and
                                                                                that may be acquired)   Outstanding
------------------------------------- ------------------ ---------------------- ----------------------  ---------------
Giovanni Gabriele                        37,500 (1)             37,500                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Roger Luskind                            18,750 (2)             18,750                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Amy Weltman                              18,750 (3)             18,750                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Echo's Voice                            1,209,783 (4)           409,783                800,000              9.89%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Apollo Trust                            1,584,783 (5)           784,783                800,000              9.89%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Aviel Faliks                            1,063,370 (6)           583,370                480,000              5.93%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Chung Lew (IRA)                          479,674 (7)            199,674                280,000              3.46%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Crown Investment Partners                663,587 (8)            63,587                 600,000              7.42%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
The Crown Advisors # 5                   112,500 (9)            112,500                  Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John Marsala                            223,206 (10)            63,206                 160,000              1.98%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
J.Caird Partners LP                     984,783 (11)            184,783                800,000              9.89%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
J.Caird Investors (Bermuda)             984,783 (12)            184,783                800,000              9.89%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
WTC-CIF Unconv. Value                   246,196 (13)            46,196                 200,000              2.47%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
WTC-CTF Unconv. Value                   246,196 (14)            46,196                 200,000              2.47%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Peggy Stephenson                        433,696 (15)            233,696                200,000              2.47%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Goliath Holdings                         10,500 (16)            10,500                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Jeffrey J. McLaughlin                    55,316 (17)            15,316                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Marc Deutsch                             58,699 (18)            18,699                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Richard L. Cohen                        162,717 (19)            42,717                 120,000              1.48%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Daniel Bell                              37,500 (20)            37,500                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Richard A. Horstmann                    150,000 (21)            150,000                  Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Jill Pusey                               48,739 (22)            12,239                  36,500               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Earnco MPPP                              51,114 (23)            11,114                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Daniel Larson                            37,500 (24)            37,500                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Thomas J. Banholzer                      37,500 (25)            37,500                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Joseph G.  Kump/Joan Kump                37,500 (26)            37,500                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------




                                       53

------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John P. O'Shea                          455,213 (27)            113,663                341,550              4.22%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Gregory J. Moroney                      112,500 (28)            112,500                  Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Barry Honig                              37,500 (29)            37,500                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
James Davidson                           18,750 (30)            18,750                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
PABC Investment Fund LLC                 18,750 (31)            18,750                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Matthew Richard McGovern Living                                                          Nil                 Nil
Trust dated 7/28/2000                    19,450 (32)            19,450
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Westminster Securities Corp.            671,015 (33)            374,015                297,000              3.67%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Daniel Luskind                           78,178 (34)             3,928                  74,250               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Kevin R. Wilson                          2,100 (35)              2,100                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Patrick Thomas Taylor                    6,300 (36)              6,300                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Peter Yannakakis                         59,418 (37)            59,418                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Ezra Grayman                            297,860 (38)            50,360                 247,500              3.06%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Marika Xirouhakis                        54,346 (39)            24,646                  29,700               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Angelica M. Xirouhakis                   9,000 (40)              9,000                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Joanne O'Shell                          343,913 (41)            13,913                  10,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Neurnberger Kapitalverwaltung            41,739 (42)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Joel Marcus                              41,739 (43)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Natalie Merdinger                        68,478 (44)             3,478                  65,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Andrew Krauss and Sharon Krauss         125,217 (45)             5,217                 120,000              1.48%
JTTEN
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Horizon Capital Fund LP                  83,478 (46)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
DAS Consulting LLC PSP, Pershing        208,696 (47)             8,696                 200,000              2.49%
LLC as Custodian FBO Deborah
Salerno
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Select Contrarian Value Partners,                                                                           11.86%
L.P.                                   1,001,739 (48)           41,739                 960,000
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Paul B.  Powers                          83,478 (49)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Bell Capital Partners, LLC               62,609 (50)             2,609                  60,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Elias J. Yannakakis                      41,739 (51)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
First European American Trust, Ltd.      41,739(52)              1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John Bougearel                           83,478 (53)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Kevin Laird                              83,478 (54)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
SOS Resource Services, Inc.              43,478 (55)             3,478                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Charles Clark                            41,739 (56)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Dan Curran                               41,739 (57)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Tom Curran                               41,739 (58)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Robert Walsh                             41,739 (59)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John J. Hardy (SMI)                      41,739 (60)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Damien Kunko (SMI)                       41,739 (61)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Evan and Courtney Buxner                208,696 (62)             8,696                 200,000              2.47%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Roy Walther                              83,478 (63)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Myron Zwibelman                          83,478 (64)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Jim Kelly                               208,696 (65)             8,696                 200,000              2.47%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Alan Cohen                               83,478 (66)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Robert Beardsley                        208,696 (67)             8,696                 200,000              2.47%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
The Crown Advisors #3                   208,696 (68)             8,696                 200,000              2.47%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Candace McKey                           951,410 (69)            13,044                 938,366              11.59%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
SEP FBO Daniel Luskind                   83,478 (70)             3,478                  80,000               1.0%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Anthony Taylor (IRA)                     41,739 (71)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
George Taylor (IRA)                      41,739 (72)             1,739                  40,000               <1%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
John O'Shea (IRA)                       459,130 (73)            19,130                 440,000              5.44%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Peter Yannakakis (IRA)                  125,217 (74)             5,217                 120,000              1.48%
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
Vfinance Investments, Inc.                3,000 (75)             3,000                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------
David G. Long                            75,000 (76)            75,000                   Nil                 Nil
------------------------------------- ------------------ ---------------------- ----------------------- ---------------

(1) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(2) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(3) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(4) Includes (i) 250,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 125,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and
     (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 34,783 are being registered on this registration statement. Helen Del Bove, manager of Echo's Voice LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC.

(5) Includes (i) 500,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 250,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and
     (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 34,783 are being registered on this registration statement. Helen Del Bove, Trustee of the Apollo Trust exercises dispositive and voting power with respect to the shares of Common Stock owned by the Apollo Trust.

(6) Includes (i) 375,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 187,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 240,000 shares of Common Stock underlying the Series B Preferred Stock, and
     (iv) 260,870 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 20,870 are being registered on this registration statement.

(7) Includes (i) 125,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 62,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 140,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 152,174 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 12,174 are being registered on this registration statement.

(8) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 300,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 326,087 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 26,087 are being registered on this registration statement. Chris H. Pauli, Managing Member of the General Partner of Crown Investment Partners, LP exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Investment Partners, LP.

(9) Includes (i) 75,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 37,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Chris H. Pauli, the President of the Crown Advisors #5 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #5.

(10) Includes (i) 37,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,750 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 80,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 86,956 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 6,956 are being registered on this registration statement.

(11) Includes (i) 100,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 34,783 are being registered on this registration statement. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Partners, L.P.

(12) Includes (i) 100,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 34,783 are being registered on this registration statement. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Investors, L.P.

(13) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 108,696 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are being registered on this registration statement. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CIF Unconventional Value Portfolio.

(14) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 108,696 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are being registered on this registration statement. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CTF Unconventional Value Portfolio.

(15) Includes (i) 150,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 75,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 108,696 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are being registered on this registration statement. The shares of Common Stock underlying the Series B Preferred Stock and the shares to be offered upon the exercise of warrants issued to the holders of the Series B Preferred Stock is held jointly with Donald W. Stevenson.

(16) Includes (i) 7,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Michael G. Mezzapelle, Manager of Goliath Holdings, LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Goliath Holdings, LLC,

(17) Includes (i) 7,250 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,625 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 20,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are being registered on this registration statement, and (v) 2,702 shares of Common Stock issued to Mr. McLaughlin as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. McLaughlin has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(18) Includes (i) 10,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 5,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 20,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are being registered on this registration statement, and (v) 1,960 shares of Common Stock issued to Mr. Deutsch as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Deutsch has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(19) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 60,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 65,217 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 5,217 are being registered on this registration statement.

(20) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(21) Includes (i) 100,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 50,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(22) Includes (i) 7,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 16,500 share of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are being registered on this registration statement.

(23) Includes (i) 6,250 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 3,125 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 20,000 share of Common Stock underlying the Series B Preferred Stock, and (iv) 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are being registered on this registration statement. Earnest Mathis exercises dispositive and voting power with respect to the shares of Common Stock owned by Earnco MMMP.

(24) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(25) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(26) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(27) Includes (i) 62,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 31,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 170,775 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 185,625 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock of which 14,850 are being registered on this registration statement, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000, and (v) 5,063 shares of Common Stock issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. John P. O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(28) Includes (i) 75,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 37,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(29) Includes (i) 25,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 12,500 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(30) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(31) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Karol Kolouszek exercises dispositive and voting power with respect to the shares of Common Stock owned by the PABC Investment Fund, LLC.

(32) Includes (i) 12,500 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 700 shares of Common Stock issued to Mr. McGovern as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. McGovern has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(33) Represents (i) 148,500 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, (ii) 161,412 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock of which 12,912 are being registered on this registration statement, (iii) 115,665 shares of Common Stock issued to Westminster Securities Corp. as compensation to pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 163,625 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and 81,812 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. John P. O'Shea and Daniel Luskind, as officers of Westminster Securities Corp. exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp. Westminster Securities Corp. is a registered broker dealer and as such may be deemed to be an underwriter.

(34) Includes (i) Includes 37,125 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 40,353 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock of which 3,228 are being registered on this registration statement, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000, and (ii) 700 shares of Common Stock issued to Mr. Luskind as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Luskind has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(35) Includes 2,100 shares of Common Stock issued to Mr. Wilson as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Wilson has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(36) Includes 6,300 shares of Common Stock issued to Mr. Taylor as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. Mr. Taylor has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(37) Includes (i) 22,542 shares of Common Stock issued to Mr. Yannakakis as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (ii) 24,584 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and (iii) 12,292 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. Mr. Yannakakis has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(38) Includes (i) 11,500 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (ii) 23,000 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 5,100 shares of Common Stock issued to Mr. Grayman as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 123,750 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 134,510 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock of which 10,760 are being registered on this registration statement, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000. Mr. Grayman has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(39) Includes (i) 6,396 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (ii) 12,791 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 4,168 shares of Common Stock issued to Ms. Xirouhakis as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 14,850 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and 16,141 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock of which 1,291 are being registered on this registration statement, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(40) Includes (i) 3,000 shares of Common Stock to be offered upon the exercise of warrants at $2.00 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (ii) 6,000 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.20 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(41) Includes 160,000 shares of Common Stock to be offered by the Selling Shareholders issuable upon conversion of the registrants outstanding Series B Preferred Stock and 173,913 shares of Common Stock to be offered by the Selling Shareholders issuable upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 13,913 are being included on this registration statement.

(42) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement. Mr. Ralf Schwarz, the sole officer of Neurnberger Kapitalverwaltung, exercises dispositive and voting power with respect to the shares of Common Stock owned by Neurnberger Kapitalverwaltung.

(43) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(44) Represents: (i) 5,000 shares of Common Stock, (ii) 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, and (iii) 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement.

(45) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 65,217 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 5,217 are included on this registration statement.

(46) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement. Ms. Deborah Salerno, General Partner of the Horizon Capital Fund, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Horizon Capital Fund, LP.

(47) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are included on this registration statement. Ms. Deborah Salerno exercises dispositive and voting power with respect to the shares of Common Stock owned by this Selling Shareholder.

(48) Represents 480,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 521,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 41,739 are included on this registration statement. Mr. David W. Berry, principal of the General Partner of the Select Contrarian Value Partners, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Select Contrarian Value Partners, LP.

(49) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement.

(50) Represents 30,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 32,609 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 2,609 are included on this registration statement. J. Daniel Bell and William M. Bell, Managing Members of Bell Capital Partners, LLC exercise dispositive and voting power with respect to the shares of Common Stock owned by Bell Capital Partners, LLC.

(51) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(52) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement. Sandy Winick, President of the First European American Trust, Ltd. exercises dispositive and voting power with respect to the shares of Common Stock owned by European American Trust, Ltd.

(53) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to e offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement.

(54) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement.

(55) Represents 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement. Salvatore Russo, President of SOS Resource Services, Inc. exercises dispositive and voting power with respect to the shares of Common Stock owned by SOS Resource Services, Inc.

(56) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(57) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(58) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(59) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(60) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(61) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(62) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are included on this registration statement.

(63) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to e offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement.

(64) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to e offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement.

(65) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are included on this registration statement.

(66) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement.

(67) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are included on this registration statement.

(68) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 108,969 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 8,696 are included on this registration statement. Chris H. Pauli, the President of the Crown Advisors #3 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #3.

(69) Includes 384,615 shares of Common Stock to be offered by the Selling Shareholder issuable upon conversion of the registrants outstanding Series A Preferred Stock, 81,522 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the Selling Shareholder in connection with a Bridge Loan Agreement with the Company, of which 6,522 are included on this registration statement and 81,522 shares of Common Stock to be offered by the Selling Shareholder issuable upon the exercise of warrants issued to the holder of the registrants outstanding Series A Preferred Stock, of which 6,522 are included on this registration statement. Includes 150,001 shares owned directly by Ms. McKey and 247,500 shares owned by Ms. McKey's husband, John
     D. McKey, Jr. of which she disclaims beneficial ownership.

(70) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 43,478 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 3,478 are included on this registration statement. Mr. Luskind has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(71) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(72) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 1,739 are included on this registration statement.

(73) Includes: (i) 220,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and (ii) 239,130 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock of which 19,130 are being registered on this registration statement. Mr. John P. O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(74) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 65,217 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, of which 5,217 are included on this registration statement. Mr. Yannakakis has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(75) Represents 3,000 shares of Common Stock issued to Vfinance Investments, Inc. as compensation to pursuant to the Placement Agent Agreement dated June 28, 2005. Vfinance Investments, Inc. is a registered broker dealer and as such may be deemed to be an underwriter.

(76) Represents 75,000 shares of Common Stock to be offered upon the exercise of the Consultant Warrants.



     We may require the Selling Shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                  LEGAL MATERS

     The validity of the Common Stock offered by this Prospectus is being passed upon by Schlueter & Associates, P.C.

                                     EXPERTS

     The consolidated financial statements of New Frontier Energy, Inc. included in this registration statement have been audited by Stark Winter Schenkein & Co., LLP, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that directors, officers, employees and agents shall be indemnified by us to the fullest extent authorized by the Colorado Business Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this Prospectus. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of New Frontier Energy, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by New Frontier Energy, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

FINANCIAL STATEMENTS




                            NEW FRONTIER ENERGY, INC.



                        CONSOLIDATED FINANCIAL STATEMENTS



                     FOR THE PERIOD ENDED FEBRUARY 28, 2005




                                TABLE OF CONTENTS
                                                                          Page
                                                                        --------

 Report of Independent Registered Public Accounting Firm                  F-1

 Consolidated Financial Statements
      Balance Sheet                                                       F-2
      Statements of Operations                                            F-3
      Statements of Changes in Stockholders' Equity                       F-4
      Statements of Cash Flows                                            F-5

 Notes to Consolidated Financial Statements                               F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Shareholders and Board of Directors
New Frontier Energy, Inc.

We have audited the accompanying consolidated balance sheet of New Frontier Energy, Inc. as of February 28, 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended February 28, 2005 and February 29, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Frontier Energy, Inc. as of February 28, 2005, and the results of its operations, and its cash flows for the years ended February 28, 2005 and February 29, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------


Denver, Colorado
May 26, 2005



                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                FEBRUARY 28, 2005



                                     ASSETS
CURRENT ASSETS
      Cash                                                              $ 2,299,740
      Accounts receivable, trade                                              9,517
      Prepaid expenses                                                        7,949
                                                                        -----------
            Total current assets                                          2,317,206
                                                                        -----------

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $102,092                                               3,294,314
                                                                        -----------

OTHER ASSETS
      Other                                                                     434
                                                                        -----------
                                                                                434
                                                                        -----------

                                                                        $ 5,611,954
                                                                        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                  $   458,329
      Dividends payable                                                      24,678
      Accrued expenses                                                       57,396
      Note payable, bank                                                    250,027
      Note payable, shareholder                                             250,000
                                                                        -----------
            Total current liabilities                                     1,040,430
                                                                        -----------


STOCKHOLDERS' EQUITY
      Preferred stock, $.001 par value, 25,000,000 shares authorized:
         Series A Convertible, 100,000 shares authorized
         50,000 shares  issued and outstanding                                   50
         Series B Convertible, 36,036 shares authorized
         32,175 issued and outstanding                                           32
      Common stock, $.001 par value, 50,000,000 shares authorized,
           3,254,451 shares issued and outstanding                            3,254
      Additional paid in capital                                          7,252,076
      Accumulated (deficit)                                              (2,683,888)
                                                                        -----------
                                                                          4,571,524
                                                                        -----------

                                                                        $ 5,611,954
                                                                        ===========


        See accompanying notes to the consolidated financial statements.
                                       F-2

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Fiscal Year Ended
                                                     February 28,  February 29,
                                                         2005         2004
                                                     -----------   ------------
Operating revenues
       Oil and gas sales                             $    28,132    $    25,204
                                                     -----------    -----------

Operating expenses
       Exploration costs, including dry holes             50,456         40,914
       Abandoned properties                                   --          5,672
       Lease operating expenses                          180,105         21,593
       General and administrative                        458,941        438,119
       Impairment loss                                        --         64,316
       Depreciation and amortization                      17,499         40,309
                                                     -----------    -----------
            Total operating expenses                     707,001        610,923
                                                     -----------    -----------

(Loss) from operations                                  (678,869)      (585,719)
                                                     -----------    -----------

Other income (expense)
       (Loss) on disposition of assets                    (1,606)       (70,276)
       Interest income                                     3,624          5,114
       Interest expense                                  (43,935)       (22,894)
                                                     -----------    -----------
            Other income (expense), net                  (41,917)       (88,056)
                                                     -----------    -----------

(Loss) before income taxes                              (720,786)      (673,775)

Income taxes
       Current                                                --             --
       Deferred                                               --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------

Net (loss)                                              (720,786)      (673,775)

Preferred stock dividends                                (63,021)            --
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $  (783,807)   $  (673,775)
                                                     ===========    ===========

Net (loss) per common share
       Basic and diluted                             $     (0.24)   $     (0.21)
                                                     ===========    ===========

Weighted average shares outstanding
       Basic and diluted                               3,215,163      3,194,451
                                                     ===========    ===========





        See accompanying notes to the consolidated financial statements.
                                       F-3

                            NEW FRONTIER ENERGY, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                     Series A Preferred         Series B Preferred
                                                       $.001 Par Value           $.001 Par Value
                                                     Shares       Amount        Shares       Amount
                                                  -----------   -----------   -----------   -----------

Balance, February 28, 2003                                 --   $        --            --   $        --

   Cash contributed by former parent                       --            --            --            --

   Former parent's stock issued
       for payment of debt                                 --            --            --            --

   Net (loss) for the year                                 --            --            --            --
                                                  -----------   -----------   -----------   -----------

Balance February 29, 2004                                  --            --            --            --

   Series A preferred stock                            50,000            50            --            --

   Series A preferred stock dividends                      --            --            --            --
   Issuance of common stock for
   accrued compensation                                    --            --            --            --

   Issuance of common stock warrants                       --            --            --            --

   Series B preferred stock                                --            --        32,175            32
   Less Series B preferred stock issuance costs            --            --            --            --

   Series B preferred stock dividends                      --            --            --            --

   Net (loss) for the year                                 --            --            --            --

                                                  -----------   -----------   -----------   -----------
Balance February 28, 2005                              50,000   $        50        32,175   $        32
                                                  ===========   ===========   ===========   ===========



        See accompanying notes to the consolidated financial statements.
                                      F-4



                            NEW FRONTIER ENERGY, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (continued)


                                                       Common Stock            Additional
                                                     $.001 Par Value            Paid-in       Accumulated
                                                   Shares          Amount       Capital        (Deficit)       Total
                                                  -----------   -----------    -----------    -----------   ------------
Balance, February 28, 2003                          3,194,451   $     3,194   $ 3,393,680    $(1,226,306)   $ 2,170,568

   Cash contributed by former parent                       --            --       788,000             --        788,000

   Former parent's stock issued
       for payment of debt                                 --            --         6,562             --          6,562

   Net (loss) for the year                                 --            --            --       (673,775)      (673,775)
                                                  -----------   -----------    -----------    -----------    ----------

Balance February 29, 2004                           3,194,451         3,194     4,188,242     (1,900,081)     2,291,355

   Series A preferred stock                                --            --       249,950             --        250,000

   Series A preferred stock dividends                      --            --            --        (43,027)       (43,027)
   Issuance of common stock for
   accrued compensation                                60,000            60        44,940             --         45,000

   Issuance of common stock warrants                       --            --         8,000             --          8,000

   Series B preferred stock                                --            --     3,217,468             --      3,217,500
   Less Series B preferred stock issuance costs            --            --      (456,524)            --       (456,524)

   Series B preferred stock dividends                      --            --            --        (19,994)       (19,994)

   Net (loss) for the year                                 --            --            --       (720,786)      (720,786)

                                                  -----------    -----------    -----------  -----------    -----------
Balance February 28, 2005                           3,254,451   $     3,254   $ 7,252,076    $(2,683,888)   $ 4,571,524
                                                  ===========    ===========    ===========  ===========    ===========




        See accompanying notes to the consolidated financial statements.
                                      F-4b


                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 Fiscal Year Ended
                                                                            February 28,   February 29,
                                                                                2005          2004
                                                                            ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                              $  (720,786)   $  (673,775)
    Adjustments to reconcile net (loss) to net cash
       (used in) operating activities:
         Depreciation and amortization                                           17,499         40,309
         Loss on disposition of assets                                            1,606         70,276
         Impairment of production payment receivable                                 --         64,316
         Accretion of interest on production payment                             (3,381)        (4,884)
         Abandonment of oil and gas property                                         --          5,672
         (Increase) decrease in assets:
           Accounts receivable, trade                                            (4,913)         6,044
           Accounts receivable, other                                                --          7,000
           Prepaid expense                                                        1,851         (1,800)
         Increase (decrease) in liabilities:
           Accounts payable                                                     444,199        (17,020)
           Accrued expenses                                                      (7,340)      (160,880)
                                                                            -----------    -----------

       Net cash (used in) in operating activities                              (271,265)      (664,742)
                                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                                 15,171        375,000
    Other assets                                                                  2,707            567
    Proceeds from disposition of production payment receivable                   30,000             --
    Purchase of property and equipment                                         (649,140)       (47,118)
                                                                            -----------    -----------

       Net cash provided by (used in) by investing activities                  (601,262)       328,449
                                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of notes payable-bank                                              (102,050)      (181,814)
    Proceeds from notes payable-shareholder                                     250,000          1,832
    Proceeds from issuance of preferred stock for cash                        3,467,500             --
    Expenses associated with the issuance of preferred stock and warrants      (456,524)            --
    Series A preferred stock dividends paid                                     (38,343)            --
    Repayment of employee advances                                               10,000             --
    Payments to former parent                                                        --       (210,629)
    Contributions to capital from former parent                                      --        788,000
    Advances from officer                                                            --        (19,500)
                                                                            -----------    -----------

       Net cash provided by financing activities                              3,130,583        377,889
                                                                            -----------    -----------

INCREASE IN CASH                                                              2,258,056         41,596

BEGINNING BALANCE                                                                41,684             88
                                                                            -----------    -----------

ENDING BALANCE                                                              $ 2,299,740    $    41,684
                                                                            ===========    ===========

Cash paid for interest                                                      $    37,275    $    57,890
                                                                            ===========    ===========

Supplemental schedule of non-cash investing and financing activities:
       Issuance of common stock for accrued compensation                    $    45,000    $        --
       Issuance of warrants                                                 $     8,000    $        --
       Issuance of former parent company common stock to pay debt           $        --    $     6,562
       Vehicles transferred in exchange for accrued compensation, net       $        --    $    37,008





        See accompanying notes to the consolidated financial statements.
                                       F-5

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization
     ------------

     New Frontier Energy, Inc. ("New Frontier") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming. The Company has completed the acquisition of leasehold interests in the Company's primary oil and gas prospect, has drilled sufficient wells on the prospect to establish that the prospect has merit and is currently awaiting the construction of a gathering pipeline in order to market the natural gas discovered.

     Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming until June 30, 2003.

     On June 30, 2003, Wyoming's Board of Directors approved a dividend to Wyoming's shareholders in the form of the common stock of its subsidiary, New Frontier. The dividend consisted of one share of New Frontier common stock for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of the Company and wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated. The Company's only subsidiary is Skyline Resources, Inc. ("Skyline") and it was merged into New Frontier effective the close of business on February 28, 2005.

     Revenue Recognition
     -------------------

     The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells.

     Accounts Receivable
     -------------------

     The Company uses the direct write off method for bad debts; that method expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Net Income (Loss) per Common Share
     ----------------------------------

     The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income
     (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Concentration of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents. The Company places its cash equivalents with a high credit quality financial institution. The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At February 28, 2005, the Company's uninsured cash balance was $2,195,897.

     Fair Value of Financial Instruments
     -----------------------------------

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2005. The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     Accounting for Oil and Gas Activities
     -------------------------------------

     The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties and exploratory dry hole drilling costs, are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs that locate proved reserves, are capitalized. In addition, the Company limits the total amount of unamortized capitalized costs to the value of future net revenues, based on current prices and costs.

     Unproved oil and gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance together with a charge to operations.

     Revenues from the sale of oil and gas production are recognized when title passes, net of royalties.

     Depreciation and Amortization
     -----------------------------

     Depreciation and depletion of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Uncompleted wells and equipment are reflected at the Company's incurred cost and represent costs of drilling and equipping oil and gas wells that are not completed as of the balance sheet date. The costs of unproved leases, which become productive, are reclassified to proved properties when proved reserves are discovered in the property. Unproved oil and gas interests are carried at original acquisition costs including filing and title fees.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     Other Property and Equipment
     ----------------------------

     Other property and equipment consists of furniture, fixtures and equipment and are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five to seven years. Maintenance and repairs are charged to expense as incurred.

     Income Taxes
     ------------

     The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," which requires the liability method of accounting for income taxes. The liability method requires the recognition of deferred tax assets and liabilities for future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities.

     Stock Based Compensation
     ------------------------

     The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This standard requires the Company to adopt "fair value" method with respect to stock-based compensation. The Company accounts for employee stock options under the "intrinsic value" method, and furnishes the proforma disclosures required by SFAS No. 123.

     Recent Accounting Pronouncements
     --------------------------------

     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123(R) is effective for public companies for interim or annual periods beginning after June 15, 2005, supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends SFAS No. 95, "Statement of Cash Flows."

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective and adopted by the Company beginning with the third quarter Form 10-QSB (November 30, 2005). SFAS No. 123(R) permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123(R) for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123(R). Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but also permits entities to restate financial statements of previous periods, either for all prior periods presented or to the beginning of the fiscal year in which the statement is adopted, based on previous pro forma disclosures made in accordance with SFAS No. 123. The Company has not yet determined which method it will use upon adoption. The Company has not yet completed their evaluation but expects the adoption SFAS No. 123(R) to have an effect on the financial statements similar to the pro-forma effects reported in the Stock Based Compensation disclosure in Note 6.

     In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     In December 2003, the Financial Accounting Standards Board issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment is a variable interest entity that should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity, which would require consolidation.

     Reclassifications
     -----------------

     Certain amounts reported in the Company's financial statements for the year ended February 29, 2004 may have been reclassified to conform to the current year presentation.

2.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consists of the following:



     Producing oil and gas royalties                         $   106,000
     Unproved oil and gas properties                           3,276,775
     Office furniture and equipment                               13,631
                                                             -----------
                                                               3,396,406
     Less accumulated depreciation and depletion                (102,092)
                                                             -----------

                                                             $ 3,294,314
                                                             ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005




     Total depreciation and depletion of property and equipment amounted to $17,499 and $40,309 for the years ended February 28, 2005 and February 29, 2004, respectively.

     In December 2004, the Company, together with the other working interest owners in the Nucla prospect, granted an option for two years for the purpose of evaluating the prospect and conducting a seismic program. The consideration, net of costs, for the option amounted to $15,171 to the Company's interest and the grantee will pay all lease rental obligations during the option period

3.   NOTES PAYABLE-BANK AND NOTES PAYABLE-SHAREHOLDER
     ------------------------------------------------

     The Company's notes payable are summarized as follows:

     Note payable - bank, due March 15, 2005 bearing interest at
     .75% above Wall Street Journal prime (6.5% at February 29,
     2004), collateralized by preferred stock of a third party.      $      250,027
                                                                     ==============

     Note payable - shareholder, due August 30, 2005 bearing
     interest at 18%, collateralized by lease and well equipment.    $      250,000
                                                                     ==============

     On August 30, 2004, the Company entered into a loan agreement with a shareholder pursuant to which the Company borrowed $250,000, at an interest rate of 18% per year, due on August 31, 2005. The Company collateralized the note by causing the Company's wholly owned subsidiary, Skyline Resources, Inc. to grant a security interest in its interest in the Albert and Evelyn Robidoux Oil and Gas Mineral Lease located in Moffat County, Colorado. In connection with the loan, the Company issued a warrant to purchase 75,000 shares of the Company's common stock at $1.50 per share expiring February 1, 2008. The fair value of the warrant was estimated to be $8,000 on the date of issuance utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the warrant is one year, expected volatility of 74%, risk free interest rate of 4.2% and no dividend yield. The value of the warrant is being amortized over the life of the loan.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The note payable - bank was paid in full on March 15, 2005.

4.   INCOME TAXES
     ------------

     The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset. It is more likely than not that the net tax deferred benefits will not be realized.

     The provision (benefit) for income taxes consist of the following components:


                                      2005                       2004
                               ---------------            ---------------
          Current              $                          $          ---
                                          ---

        Deferred               $          ---             $          ---

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:


                                                   2005               2004
                                             ---------------    ---------------
       Deferred tax assets:
        Net operating loss carryforwards        $1,788,800        $ 1,253,426
                Deferred tax liabilities:
                  Property and equipment          (527,100)          (419,507)
                                             ---------------    ---------------
                                                 1,261,700            833,919
                Less valuation allowance        (1,261,700)          (833,919)
                                             ---------------    ---------------
                                                $      --          $       --
                                             ===============    ===============

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:



             Statutory U.S. federal rate                   34.00 %
             State income taxes                             4.95 %
                                                 ------------------
                        Total                               38.95%
                                                 ------------------
             Less: Effect of operating losses              (38.95%)
                                                 ------------------
                                                              ---%
                                                 ==================



     The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from net operating losses.

     The Company has a consolidated tax loss carryforward of $4,592,600, which expires through 2023. However, because of the Section 382 limitation, the portion of the Company's total net operating loss carryforward, which may be utilized through expiration is not currently known but it is more likely than not that the tax loss carryforwards will not be utilized before expiration.

5.   STOCKHOLDERS' EQUITY
     --------------------

     Series A Convertible Preferred Stock

     On March 1, 2004, the Board of Directors authorized the designation of 100,000 shares of the Series A Preferred Stock. The issue price of the Series A Preferred Stock is $5.00 per share ("Issue Price.") Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock shall rank in parri

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     passu to the Series B Preferred Stock for payment of dividends, redemption and liquidation. The Series A Preferred Stock pays a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year that is payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the Series A Preferred Stock may convert any or all of the shares into shares of our Common Stock by dividing the Issue Price of the aggregate number of shares of Preferred Stock being converted plus any accrued but unpaid dividends by an amount equal to $0.65 unless otherwise adjusted. If not sooner converted, all of the Series A Preferred Stock automatically converts into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. The outstanding shares of Series A Convertible Preferred Stock may be redeemed by the Company for an amount equal to the $5.00 per share issue price and any accrued and unpaid dividends upon not less than 15 days advance notice to the holders of the Series A Preferred Stock.

     Except as otherwise provided in the Series A Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series A Preferred Stock, and as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value ($5.00) of the Series A Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     During the year ended February 28, 2005, 50,000 shares of the Series A Preferred Stock were issued for cash of $250,000..

     During the year ended February 28, 2005, the Company paid cash dividends on the Series A Preferred Stock in the amount of $38,343 and accrued $4,685 as of February 28, 2005.

     Series B Convertible Preferred Stock

     Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock par value $0.001 (the "Series B Preferred"). The issue price of the Series B Preferred Stock is $100.00 per share. The Series B Preferred Stock ranks in pari passu with the Series A Preferred for payment of dividends, redemption and liquidation. Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing theissue price of the aggregate number of shares of Series B Preferred being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred pays a cumulative, preferential cash dividend equal to 12% of the $100 issue price per year that is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. Dividends on the Series B Preferred begin April 30, 2005.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The Company issued 32,175 shares of the Series B Preferred Stock in connection with a private placement realizing gross proceeds of $3,217,500 offset by offering expenses in the amount of $456,524 resulting in proceeds to the Company of $2,760,976.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock has no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     On or after February 28, 2007, and in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The redemption price is to be an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock.

     As of February 28, 2005 there are 32,175 shares of the Series B Preferred Stock issued and outstanding.

     The Company has accrued dividends on the Series B Preferred in the amount of $19,994 as of February 28, 2005.

     Warrants

     During the year ended February 28, 2005, the board of directors approved the issuance of warrants to purchase common stock in connection with the note payable to shareholder, the Series A Preferred Stock and the Series B Preferred Stock. The changes in the outstanding stock purchase warrants during the year ended February 28, 2005 and February 29, 2004 are summarized as follows:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



                                 February 28, 2005             February 29, 2004
                                             Weighted                      Weighted
                                             Average                       Average
                                             Exercise                      Exercise
                                Shares       Price           Shares        Price
                                ---------------------------------------------------
       Beginning of period          37,083    $  4.00          46,625    $    4.00
       Granted                   5,100,000    $  1.50               -
       Exercised                         -                          -
       Expired                           -                     (9,542)   $    4.00
                                --------------           ---------------
       End of period             5,137,083    $  1.52          37,083    $    4.00
                                ==============           ===============


     Warrants to purchase 37,083 shares at $4.00 per share expired March 15, 2005.

     Series A Convertible Preferred Stock and Note Payable Warrants

     The Company issued warrants to purchase 150,000 shares of its common stock in connection with the note payable to shareholder and the issuance of the Series A Convertible Preferred Stock. The estimated fair value of these warrants is $16,000 and was determined using the Black - Scholes Model, using the assumptions described above in Note 3. Of the total, $8,000 has been recorded as prepaid loan fees and amortized over the life of the loan. These warrants expire February 1, 2008.

     Series B Convertible Preferred Stock Warrants

     The Company issued 4,950,000 warrants in connection with the Series B Convertible Preferred Stock placement. The Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.50. Each Warrant expires February 1, 2008.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

     Placement Agent Warrant

     In connection with the offer and sale of the Series B Preferred Stock, the Company granted a warrant to purchase 24.75 units of the Series B Convertible Preferred offering at a purchase price of $13,000 per Unit (the "Placement Agent Warrant"). Each Unit consisting of (i) $13,000 of 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Preferred"), convertible into 20,000 shares (the "Shares") of common stock of the Company, par value $0.001, ("Common Stock") at the rate of $0.65 per Share; and (ii) a three-year warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.50 per share (the "Warrants"). The Placement Agent Warrant expires on February 1, 2008. As the placement agent has not exercised their right to purchase the units, the placement agent warrants are not included in the table.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Contributions to Capital

     On February 28, 2003, New Frontier received net assets of $482,848 related to oil and gas production and exploration from its parent Wyoming, in anticipation of a spin-off of New Frontier and its subsidiary, Skyline, from Wyoming (the parent). A spin-off constitutes a distribution to the Wyoming shareholders of the subsidiary's stock.

     Wyoming also contributed $788,000 in the form of cash and shares of its common stock with a market value of $6,562 for payment of certain debts of the Company.

     Stock Split

     Forward Split

     On May 29, 2003, the Board of Directors authorized up to a 16,000,000 to 1 split of common stock to stockholders of record on June 30, 2003 to enable the stock dividend. Stockholders' equity and loss per share amounts in the accompanying financial statements have been adjusted retroactively for the split in the ratio of 12,775,616 shares to one share outstanding.

     Reverse Split

     On March 3, 2004, the Board of Directors authorized up to a 1 to 4 reverse split of common stock to stockholders of record in order to facilitate the marketability and liquidity of the common stock based on the current market conditions and other relevant factors. Stockholders' equity and loss per share amounts in the accompanying financial statements have been retroactively adjusted for the split.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


6.   EQUITY INCENTIVE PLAN
     ---------------------

     Stock Option Plan

     On June 6, 2003, the Board of Directors adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan ("The Plan"). The Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to employees, consultants, directors and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by the Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013. As of February 29, 2004, options to purchase a total of 50,000 shares of common stock at an exercise price of $1.00 per share have been granted to two officers pursuant to the Plan. In October 2004, the Company granted 100,000 share options to each of three employees and a director exercisable at $0.75 per share pursuant to the stock option and stock grant plan. The Company's common stock was trading at $0.47 per share on the date of the grant. The options vest immediately and expire ten years from date of grant. The changes in the outstanding stock options during the years ended February 28, 2005 and February 29, 2004 are summarized as follows:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


                                      February 28, 2005              February 29, 2004
                                                  Weighted                        Weighted
                                                  Average                         Average
                                                  Exercise                        Exercise
                                      Shares      Price             Shares        Price
                                    -----------------------------------------------------------

           Beginning of period          50,000     $    1.00
                  Granted              400,000     $    0.75         50,000      $    1.00


                  Exercised                  -                            -


                  Expired                    -                            -
                                    ------------                --------------

                  End of period       450,000      $    0.78         50,000      $    1.00
                                    ============                ==============

         Unoptioned shares at year
         end                          175,000                        575,000
                                    ============                ==============

         Number of shares
         exercisable                  450,000                         50,000
                                    ============                ==============


     At February 28, 2005 the weighted average remaining contractual life for the $1.00 options is 8.37 years and the weighted average remaining contractual life for the $0.75 options is 9.66 years.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     The Company has accounted for the stock options granted to employees and the director using the intrinsic value method. No stock-based employee compensation cost is reflected in the net loss, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss had the Company adopted the fair value based method of accounting for stock options (using the Black-Scholes pricing model) provided under SFAS No.123, "Accounting for Stock-Based Compensation", to stock-based employee compensation. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options is 10 years, expected volatility of 74%, risk free interest rate of 4.2% and no dividend yield. The weighted average fair value for the options granted this period was approximately $0.35.

                                                                  Year              Year
                                                                  Ended             Ended
                                                               February 28,      February 29,
                                                                  2005               2004
                                                               ------------------------------
      Net (loss) as reported                                   $(720,786)         $(673,775)


      Preferred stock dividends                                  (63,021)                --
                                                                ---------------------------
      Net (loss) attributable to common shareholders            (783,807)          (673,775)
      Less:
      Stock-based employee compensation
      determined under fair value based methods
      net of related tax effects                                (141,360)                --
                                                               ----------------------------
      Pro forma net (loss)                                     $(925,167)         $(673,775)
                                                               ============================
      Earnings per share:

      Basic and diluted, as reported                           $   (0.24)         $   (0.21)
                                                               ============================

      Basic and diluted, pro forma                             $   (0.29)         $   (0.21)
                                                               ============================

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


     On May 13, 2005 the Company issued 10 year stock options in the aggregate of 150,000 shares under the incentive stock option plan to its executive officers at an exercise price of $1.15. The Company's stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options is 10 years, expected volatility of 93%, risk free interest rate of 4.2% and no dividend yield. The weighted average fair value for the options granted was approximately $1.02.



7.   COMMITMENTS
     -----------

     Laws and Regulations

     The Company is subject to extensive federal, state and local environmental laws and regulations. These requirements, which change frequently, regulate the discharge of materials into the environment. The Company believes it is in compliance with existing laws and regulations.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Employment Agreements

     The Company has written employment agreements with our two executive officers. Pursuant to their employment agreements said officers devote such time as each deems necessary to perform their duties to the Corporation and are subject to conflicts of interest. The employment agreements expire on February 29, 2008; however, they are automatically renewable on an annual basis for additional one-year increments. Pursuant to the employment agreements, they each receive base salary compensation in the amount of $85,000 per annum, adjusted annually at the rate of inflation as measured under the federal Consumer Price Index, or Five Thousand Dollars ($5,000), whichever is greater. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

     The employment agreements contain provisions under which the Company will be obligated to pay the executive officers all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control as defined in the agreements occur.

     The Company is obligated under a month to month lease in the amount of $420 per for office space and obligated for $1,500 per month under a lease for office space expiring September 30, 2005, or a total of $10,500 remaining on the lease

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


8.   IMPAIRMENT OF LONG-LIVED ASSETS
     -------------------------------

     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties together with a production payment receivable. Impairment charged to operations for the fiscal year ended February 29, 2004 was $64,316 and $ 0 in the fiscal year ended February 28, 2005.

9.   RELATED PARTIES
     ---------------

     The Company executed a new office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of the president, effective October 1, 2003 for a one-year term, which was renewed for an additional year in 2004 under the same terms and conditions. The lease provides for the payment of $1,500 per month plus utilities and other incidentals. The president of New Frontier owns 50% of Spotswood. The Company is of the opinion that the terms of the lease are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $18,000 and $7,500 in fiscal 2005 and 2004 respectively.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     The Company paid a corporation controlled by one of the directors for geologic consulting $12,000 and $8,000 in fiscal 2005 and 2004 respectively.

     During fiscal 2005, the Company issued 60,000 shares of its $0.001 par value common stock to two of its directors in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003 when the directors were also the Company's operating officers. Market value of the Company's common stock on the date of issue was $0.47 per share. The difference between the market value of the stock and the accrued compensation was credited to additional paid-in capital.

     Skyline shared office space with a company owned by an affiliate of Skyline's president during fiscal 2004. The Company paid $6,807 to the related party in fiscal 2004. The Company believes that these transactions were on terms no less favorable than could be obtained from an unaffiliated third party. In fiscal 2005, Skyline leased its office space from an independent third party.

     During fiscal 2004, the Company transferred two vehicles, with a cost basis of $75,701 and accumulated depreciation of $24,397, to two former officers and directors and reduced accrued compensation by $45,000. The net proceeds to the Company were $37,008, net of payroll taxes. The Company recognized a loss in the amount of $15,295.

     During fiscal 2004, the Company transferred office furniture and equipment with a cost basis of $11,315 and accumulated depreciation of $6,336 to an entity managed by two former officers and current directors in exchange for $5,000 in consulting from that entity.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


10.  SALE OF OIL AND GAS PROPERTIES AND PRODUCTION PAYMENT RECEIVABLE
     ----------------------------------------------------------------

     When Wyoming transferred assets to the Company, the Company received a promissory note with a face amount of $160,000 collateralized by the oil and gas properties. The note bears an imputed interest rate of 6%. In November 2003, the note was amended to reduce the face amount due to $45,000. The Company received $568 on the production payment in the fiscal year ended February 29, 2004. Consequently, the Company recorded additional impairment on the production payment receivable as of February 29, 2004. At February 29, 2004, the production payment receivable was recorded at its estimated realizable value of $30,000. After giving effect to the imputed interest and costs associated with the sale, the Company recognized total impairment costs of $64,316 on the production payment receivable during the year ended February 29, 2004. In September, 2004, the Company entered into an agreement with an unrelated party to sell the production payment receivable carried at $31,606 for $30,000 incurring a loss of $1,606 in the year ended February 28, 2005.

11.  PURCHASE AND SALE AGREEMENT
     ---------------------------

     On February 23, 2004, the Company as "Seller" entered into a Purchase and Sale Agreement with a Wyoming corporation to sell certain oil and gas properties located in Johnson County, Wyoming. The purchaser agreed to assume all liabilities in connection with the purchase of the properties including any and all plugging costs, environmental cleanup costs, site restoration costs, or any other cost or liabilities that may result in the future. To assist in defraying these potential costs, the Company agreed to pay Purchaser the sum of $15,000 at closing. In addition, the Company paid a finder's fee of $5,000 to a third party, which resulted in the Company recognizing a loss of $55,000 on the transaction.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005


12.  MARKET RISK
     -----------

     The Company's major market risk exposure is in the pricing applicable to its oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to its natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue.

13.  SUBSEQUENT EVENTS
     -----------------

     Investment in Slater Dome Gathering LLLP

     The Company invested $1,000,000 for a limited partnership interest in Slater Dome Gathering, LLLP ("SDG"), the partnership organized for the proposed construction of the natural gas gathering line from the Company's Slater Dome Prospect that will transport the gas from the Slater Dome Prospect to the Questar transmission line at Baggs, Wyoming. The Company's President and Chief Executive Officer is a principal member of Natural Resource Group Gathering, LLC ("NRGG"). NRGG is the general partner of SDG. The Company will receive a minimum of a 30% limited partnership interest in SDG until payout and 25% after payout. The Partnership Agreement provides that distributions will be allocated (i) First, to Natural Resource Group Gathering, LLC, the General Partner of the Partnership (the "General Partner") in the amount of the Out of Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs;
     (ii) Second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement") of all of the Limited Partners is reduced to zero; and (iii) Thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion. NRGG has a 10% and 25% carried interest before and after payout respectively. NRGG will receive a project management of $200,000 and will receive an operating management fee of 1% of the invested capital for the first 12 months the pipeline is in operation and 2% of gross receipts thereafter. Further, the Company, along with the other working interest owners at Slater Dome, have agreed to pay SDG a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate their gas to the gathering pipeline.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005

     Stock Option Plan

     On May 13, 2005 the issued 10 year stock options aggregating 150,000 shares under the incentive stock option plan to its executive officers at an exercise price of $1.15. The Company's stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 93%, risk free interest rate of 4.2% and no dividend yield. The fair value for the options granted was approximately $1.02 per share.

     Restricted Stock Award

     On May 19, 2005, the granted restricted stock awards of 100,000 shares of its $0.001 par value Common Stock to each of its two executive officers as compensation for services. The Company's common stock closed at $1.17 on that day.

14.  SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited)
     -------------------------------------------------

     Capitalized Costs

     Capitalized costs relating to the Company's oil and gas producing activities as of February 28, 2005 are as follows:



    Producing overriding royalty interests       $   106,000
    Unproved properties                            3,276,774
                                                 -----------
                                                 $ 3,382,774
                                                 ===========
    Accumulated depreciation and depletion       $    98,177
                                                 ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



     Costs incurred in oil and gas property acquisition, exploration and development activities


     Costs incurred in oil and gas property acquisition, exploration and development activities, including capital expenditures, are summarized as follows for the year ended February 28, 2005 (all in the United States):

          Property acquisition costs:
            Proved properties                            ---
            Unproved properties                      133,353
            Exploration costs                         50,456
            Development costs                        510,106



Results of operations for oil and gas producing activities

     The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows for the year ended February 28, 2005 (all in the United States):


                Revenues                   $  28,132
                Production costs            (180,105)
                Exploration costs            (50,456)
                Depletion                    (15,367)
                                          -----------
                Total                     $ (217,796)
                                          ===========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2005



Oil and Gas Reserve Quantities

     The estimates of ending proved reserves and related valuations were not computed. A majority of the Company's oil and gas revenues derives from overriding royalty interests. Because of the nature of the interests, the Company does not have access to the necessary information to calculate reserve quantities. No proven reserves have been assigned to the Slater Dome/Coal Bank Draw Prospect due to the absence of a gas delivery system to get the gas to market and any sustained production history.

     SFAS No. 69, "Disclosures About Oil and Gas Activities," prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has not presented that information because of the nature of the Company's interests precludes obtaining the information necessary for the presentation.

                                TABLE OF CONTENTS
                                                                       Page
                                                                      ------



  Consolidated Balance Sheet (unaudited) at May 31, 2005                F-36

  Consolidated Statements of Operations (unaudited) for the
  three months ended May 31, 2005 and 2004                              F-37

  Consolidated Statements of Cash Flows (unaudited) for the
  three months ended May 31, 2005 and 2004                              F-38

  Notes to Consolidated Financial Statements (unaudited)                F-39



                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 2005
                                   (UNAUDITED)


                                     ASSETS
CURRENT ASSETS
      Cash                                                              $   339,585
      Accounts receivable, trade                                              8,258
      Prepaid expenses                                                       31,687
                                                                        -----------
            Total current assets                                            379,530
                                                                        -----------

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $110,048                                               3,254,572
                                                                        -----------

OTHER ASSETS
      Investment in Slater Dome Gathering, LLLP                           1,000,000
      Other                                                                     421
                                                                        -----------
                                                                          1,000,421
                                                                        -----------

                                                                        $ 4,634,523
                                                                        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                  $   138,548
      Dividends payable                                                      68,293
      Accrued expenses                                                       32,206
      Note payable, shareholder                                             250,000
                                                                        -----------
            Total current liabilities                                       489,047
                                                                        -----------


STOCKHOLDERS' EQUITY
      Preferred stock, $.001 par value, 25,000,000 shares authorized:
         Series A 18% Convertible, 100,000 shares authorized
         50,000 shares issued and outstanding                                    50
         Series B 12% Convertible, 36,036 shares authorized
         31,915 shares issued and outstanding                                    32
      Common stock, $.001 par value, 50,000,000 shares authorized,
           3,494,451 shares issued and outstanding                            3,494
      Additional paid in capital                                          7,476,961
      Accumulated (deficit)                                              (3,335,061)
                                                                        -----------
                                                                          4,145,476
                                                                        -----------

                                                                        $ 4,634,523
                                                                        ===========


         See accompanying notes to the unaudited financial statements.
                                      F-36

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                                         Three Months Ended
                                                       May 31,        May 31,
                                                        2005           2004
                                                     -----------    -----------
Operating revenues
       Oil and gas sales                             $     7,581    $     3,322
                                                     -----------    -----------

Operating expenses
       Exploration costs, including dry holes             16,564         16,928
       Lease operating expenses                          115,453            213
       General and administrative                        163,608        122,006
       Restricted stock award                            234,000             --
       Depreciation, depletion and amortization            7,969          2,754
                                                     -----------    -----------
            Total operating expenses                     537,594        141,901
                                                     -----------    -----------

(Loss) from operations                                  (530,013)      (138,579)
                                                     -----------    -----------

Other income (expense)
       Interest income                                     1,437          1,530
       Interest expense                                  (13,990)        (4,140)
                                                     -----------    -----------
            Other income (expense), net                  (12,553)        (2,610)
                                                     -----------    -----------

(Loss) before income taxes                              (542,566)      (141,189)

Income taxes
       Current                                                --             --
       Deferred                                               --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------

Net (loss)                                           $  (542,566)   $  (141,189)

Preferred stock dividends                               (108,605)        (8,014)
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $  (651,171)   $  (149,203)
                                                     ===========    ===========

Net (loss) per common share
       Basic and diluted                             $     (0.20)   $     (0.05)
                                                     ===========    ===========

Weighted average shares outstanding
       Basic and diluted                               3,283,581      3,194,451
                                                     ===========    ===========






         See accompanying notes to the unaudited financial statements.
                                        F-37



                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                                                     Three Months Ended
                                                                                   May 31,          May 31,
                                                                                   2005              2004
                                                                                 ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                                   $  (542,566)   $  (141,189)
    Adjustments to reconcile net (loss) to net cash
       Provided by (used in) operating activities:
         Depreciation, depletion and amortization                                      7,969          2,754
         Accretion of interest on production payment                                      --         (1,449)
         Issuance of restricted  common stock award                                  234,000             --
         (Increase) decrease in assets:
           Accounts receivable                                                         1,259          2,028
           Prepaid expense                                                           (23,738)        (4,074)
         Increase (decrease) in liabilities:
           Accounts payable                                                         (274,747)        13,359
           Accrued expenses                                                          (25,190)       (39,850)
                                                                                 -----------    -----------

       Net cash (used in) operating activities                                      (623,013)      (168,421)
                                                                                 -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Other assets                                                                          --           (420)
    Investment in Slater Dome Gathering LLLP                                      (1,000,000)
    Purchase of property and equipment                                               (13,249)       (68,830)
                                                                                 -----------    -----------

       Net cash (used in) investing activities                                    (1,013,249)       (69,250)
                                                                                 -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Payment of notes payable                                                        (250,027)       (33,551)
    Issuance of preferred stock and warrants for cash                                     --        250,000
    Expenses associated with the issuance of preferred stock and warrants             (8,875)            --
    Preferred stock dividends paid                                                   (64,991)        (4,191)
    Repayment of employee advances                                                        --          3,400
                                                                                 -----------    -----------

       Net cash (used in) provided by financing activities                          (323,893)       215,658
                                                                                 -----------    -----------

(DECREASE) IN CASH                                                                (1,960,155)       (22,013)

BEGINNING BALANCE                                                                  2,299,740         41,684
                                                                                 -----------    -----------

ENDING BALANCE                                                                   $   339,585    $    19,671
                                                                                 ===========    ===========

Cash paid for interest                                                           $     8,153    $       733
                                                                                 ===========    ===========

Supplemental schedule of non-cash investing and financing activities:
       Restricted common stock award                                             $   234,000    $        --
       Series B preferred stock converted to common                              $        40    $        --
       Reduction of property and equipment arising from a decrease in accounts
         payable for oil and gas leases that were not issued                     $    45,033    $        --
       Issuance of warrants                                                                     $     8,000




         See accompanying notes to the unaudited financial statements.
                                      F-38

                            NEW FRONTIER ENERGY, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization and Nature of Business
     -----------------------------------

     New Frontier Energy, Inc. ("New Frontier") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming.

     Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming until June 30, 2003.

     On June 30, 2003, Wyoming's Board of Directors approved a dividend in the form of the common stock of its subsidiary, New Frontier. The dividend was paid in the form of one share of New Frontier common stock for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

     During the three months ended May 31, 2005, the Company invested in limited partnership interests in Slater Dome Gathering, LLLP ("SDG"). SDG was organized for the proposed construction of the natural gas gathering line from the Company's Slater Dome Prospect that will transport the gas from the Slater Dome Prospect to the Questar transmission line at Baggs, Wyoming. . The Company began selling gas in June 2005. SDG, a calendar year-end company, was formed on September 1, 2004 and was inactive until it received its initial funding on May 18, 2005.

     Principles of Consolidation
     ---------------------------

     The 2004 financial statements include the accounts of the Company and its former wholly owned subsidiary, Skyline Resources, Inc. ("Skyline"), which was merged into New Frontier effective the close of business on February 28, 2005. The May 31, 2005 financial statements include the accounts ofSDG. All significant intercompany accounts and transactions in 2004 and 2005 were eliminated.

     In December 2003, the Financial Accounting Standards Board issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities." FIN46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company currently consolidates Slater Dome Gathering, LLLP under the provisions of FIN46-R (see Note 4).

     Unaudited Statements
     --------------------

     The financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financials statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature only. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements at February 28, 2005 included in the Company's annual report on Form 10-KSB.

     Reclassifications
     -----------------

     Certain amounts reported in the Company's financial statements for the three months ended May 31, 2004 have been reclassified to conform to the current period presentation.


2.   STOCKHOLDERS' EQUITY
     --------------------

     Reverse Split
     -------------

     On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of common stock to stockholders of record in order to facilitate the marketability and liquidity of the common stock based on the current market conditions and other relevant factors. The share and loss per share amounts for the three months ended May 31, 2004, have been adjusted for the split.

     Series A Convertible Preferred Stock
     ------------------------------------

     On March 1, 2004, the Board of Directors authorized the designation of 100,000 shares of the Series A 18% Convertible Preferred Stock (the "Series A Preferred Stock") . The issue price of the Series A Preferred Stock is $5.00 per share ("Issue Price.") Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock shall rank in parri passu to the Series B Preferred Stock for payment of dividends, redemption and liquidation. The Series A Preferred Stock pays a cumulative, preferential cash dividend at the rate of 18% of the Issue Price per year that is payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the Series A Preferred Stock may convert any or all of the shares into shares of our Common Stock by dividing the Issue Price of the aggregate number of shares of Series A Preferred Stock being converted plus any accrued but unpaid dividends by an amount equal to $0.65. If not sooner converted, all of the Series A Preferred Stock automatically converts into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. The outstanding shares of Series A Convertible Preferred Stock may be redeemed by the Company for an amount equal to the $5.00 per share issue price and any accrued and unpaid dividends upon not less than 15 days advance notice to the holders of the Series A Preferred Stock.

     Except as otherwise provided in the Series A Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series A Preferred Stock, and as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value ($5.00) of the Series A Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing.

     If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     During the quarter ended May 31, 2004, 50,000 shares of the Series A Preferred Stock were issued for cash of $250,000.

     During the quarters ended May 31, 2005 and 2004, the Company paid cash dividends on the Series A Preferred Stock in the amount of $7,521 and $4,192 respectively: Accrued dividends were $3,822 and $3,822 as of May 31, 2005 and 2004 respectively.


     Series B Convertible Preferred Stock
     ------------------------------------

     Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock par value $0.001 (the "Series B Preferred"). The issue price of the Series B Preferred Stock is $100.00 per share. The Series B Preferred Stock ranks in pari passu with the Series A Preferred for payment of dividends, redemption and liquidation. Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing the issue price of the aggregate number of shares of Series B Preferred being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred pays a cumulative, preferential cash dividend equal to 12% of the $100 issue price per year and is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. Dividends on the Series B Preferred Stock began on April 30, 2005.

     The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock has no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     On or after February 28, 2007, and in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The redemption price is to be an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock.

     During the three months ended May 31, 2005, holders of 260 shares of Series B Preferred Stock converted the shares into 40,000 shares of common stock in accordance with the terms of the Series B Preferred Stock. As of May 31, 2005, there were 31,915 shares of the Series B Preferred Stock issued and outstanding.

     The Company paid cash dividends on the Series B Preferred Stock in the amount of $52,786 and accrued $64,471 as of May 31, 2005.

     Stock Option Plan
     -----------------

     On May 13, 2005, the Company issued 10 year stock options aggregating 150,000 shares under the incentive stock option plan to its executive officers at an exercise price of $1.15. The Company's stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 93%, risk free interest rate of 4.2% and no dividend yield. The fair value for the options granted was approximately $1.02 per share.

     The Company has accounted for the stock options granted to employees and the director using the intrinsic value method. No stock-based employee compensation cost is reflected in the net loss, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss had the Company adopted the fair value based method of accounting for stock options (using the Black-Scholes pricing model) provided under SFAS No.123, "Accounting for Stock-Based Compensation", to stock-based employee compensation.

                                                        Quarter      Quarter
                                                         Ended        Ended
                                                        May 31,      May 31,
                                                         2005         2004
                                                      ------------------------
     Net (loss) as reported                           $(542,566)   $  (141,189)
     Preferred stock dividends
                                                       (108,605)        (8,014)
                                                      ------------------------
     Net (loss) attributable to common shareholders    (651,171)      (149,203)

     Deduct:
       Total stock-based employee compensation
       determined under fair value based methods
       net of related tax effects
                                                       (152,591)          --
                                                      ------------------------
     Pro forma net (loss)                             $(803,762)   $  (149,203)
                                                      ========================

     Earnings per share:

       Basic and diluted as reported                  $   (0.20)   $    (0.05)
                                                      ========================

       Basic and diluted  pro forma                   $   (0.24)   $     (0.05)
                                                      ========================


     Restricted Stock Award
     ----------------------

     On May 19, 2005, the Company granted restricted stock awards, which vested on that date, of 100,000 shares of its $0.001 par value Common Stock to each of its executive officers as compensation for services. The Company's common stock closed at $1.17 on that day.

3.   RELATED PARTIES
     ---------------

     The Company paid $4,500 during the quarters ended May 31, 2005 and 2004 respectively, in connection with an office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood"), a Colorado limited liability company and an affiliate of the Company's president. The lease provides for the payment of $1,500 per month plus utilities and other incidentals. The president of New Frontier owns 50% of Spotswood.

     The Company paid a corporation controlled by one of the directors $4,500 and $3,000 for geological consulting during the quarters ended May 31, 2005 and 2004 respectively.

4.   SLATER DOME GATHERING, LLLP
     ---------------------------

     In March 2005, the Company advanced $1,000,000 to Natural Resource
     Group Gathering LLC ("NRGG"), the general partner of SDG. In May 2005, NRGG contributed the pipeline and the $1,000,000 obligation to the Company to

     SDG. Later in May 2005, the Company and SDG agreed to convert the $1,000,000 advance into a limited partnership interest in SDG. At May
     31, 2005, the Company owned 77% of the limited partnership interests and accordingly, 69% of SDG. SDG is considered a variable interest entity under FIN 46R, and has been consolidated effective March 31, 2005. As of March 31, 2005, SDG had no assets, liabilities or results of operations. The creditors of SDG do not have recourse to the general credit of the Company. In July 2005, the Company invested an additional $600,000 which brought its ownership in the limited partnership interest up to 80% and accordingly, 72% of SDG.

     The Company's President and Chief Executive Officer is a manager of Natural Resource Group Gathering, LLC ("NRGG" or the "General Partner"). NRGG is the general partner of SDG. The Company will receive a minimum of a 30% limited partnership interest in SDG until payout and 25% after payout. The Partnership Agreement provides that distributions will be allocated (i) First, to the General Partner in the amount of the Out of Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) Second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement") of all of the Limited Partners is reduced to zero; and (iii) Thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion. NRGG has a 10% and 25% carried interest before and after payout respectively. NRGG will receive a project management fee of $200,000 and will receive an operating management fee of 1% of the invested capital for the first 12 months the pipeline is in operation and 2% of gross receipts thereafter. Further, the Company, along with the other working interest owners at our property located at the Slater Dome Prospect, have agreed to pay SDG a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate their gas to the gathering pipeline.

5.   SUBSEQUENT EVENTS
     -----------------

     The Board of Directors authorized the issuance of 3,750 shares of common stock to a corporation controlled by one of the directors in payment for services in the amount of $4,500 accrued at May 31, 2005. The Company's common stock closed at $1.20 per share on the date of the authorization.

     The Board of Directors authorized the issuance of 20,000 shares of common stock to an unrelated third party in consideration for geological services rendered in the amount of $24,000; the Company's common stock closed at $1.20 per share on the date of the authorization.

     On July 22, 2005, New Frontier Energy, Inc. (the "Company") held a closing on the sale (the "Offering") to accredited investors of an aggregate of 92investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5%two-year Convertible Debentures, convertible into 25,000 shares of the $0.001par value common stock (the "Common Stock") of New Frontier Energy at the rate of $1.20 per share (the "Debentures"), and (ii) a three-year warrant to purchase12,500 shares of Common Stock of New Frontier Energy at an exercise price of$2.00 per share (the "Warrants").

     The interest for the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due. The Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's common stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.

     On July 25, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 184,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold (the "Placement Agent Shares"). Further, Westminster or its designees received warrants (the "Placement Agent Warrants") to purchase 10% of (i) the number of Common Stock shares underlying the Debentures sold (assuming the initial conversion price of $1.20) and (ii) the number of Common Stock shares underlying the Warrants issued (assuming the initial exercise price of $2.00).

     In July 2005, the Company granted a three year stock purchase warrant to a consultant to acquire 75,000 shares of the Company's common stock at $1.50 per share. The closing price of the Company's common stock was $1.40 on the grant day.

     Effective September 21, 2005, New Frontier Energy, Inc. filed a Statement of Correction to its Certificate of Rights and Designation of the Series B 12% Cumulative Convertible Preferred Stock as filed with the Colorado Secretary of State on February 3, 2005 to add a provision providing for a conversion Limitation, absent waiver from the holders of the Series B Preferred stock, that was inadvertently omitted from the Certificate and Rights of Designation.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS



                    Indemnification of Directors and Officers

         Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with this registration:

SEC Registration Fees                                                 $ 1,138
Printing and Engraving Fees (1)                                       $ 1,000
Accounting Fees and Expenses(1)                                       $ 5,000
Legal Fees and Expenses (1)                                           $10,000
Transfer Agent Fees and Expenses (1)                                  $ 1,000
Fees and expenses for Qualification under State Securities Laws (1)   $   500
                                                                      -------
Total (1)                                                             $18,638
                                                                      =======

(1)  We have estimated these amounts

                     RECENT SALES OF UNREGISTERED SECURITIES

     The following information describes securities sold by New Frontier Energy, Inc. within the past three years without registration under the Securities Act:

     In March 2004, we accepted a subscription from two individuals to purchase 100,000 shares of preferred stock in a private placement. The subscription was temporarily structured as a loan pending finalization and filing of the necessary documents with the Secretary of State to authorize the preferred stock. Subsequently the individuals agreed to (i) purchase 50,000 shares of our Series A Convertible Preferred Stock for proceeds of $250,000 and issued a warrant to purchase 6,250 shares of the Company's Common Stock and (ii) enter into the Loan for $250,000 on August 30, 2004. The Company relied on the exemption provided by Rule 506 of Regulation D. No form of public advertising was used in connection with the offering. Each of the investors executed a subscription agreement confirming his or her status as an accredited investor under Rule 501, and that such individual had sufficient knowledge and experience to be able to evaluate the merits and risks of the offering. Also, each of the Company's stock certificates will be restricted from transfer under applicable provisions of the Securities Act and legends will be put on the certificates to reflect that fact.

     On August 30, 2004, we entered into a loan with a shareholder pursuant to which the Company borrowed $250,000 (the "Loan"). The Loan is evidenced by a promissory note (the "Note") dated August 30, 2004 issued by the Company. Interest on the principal amount of the Note accrues at a rate of 18% per annum and is payable monthly commencing on October 1, 2004. The principal amount of the Note and any accrued and unpaid interest is due and payable upon the earlier of (i) receipt of $2,000,000 in equity financing or (ii) August 31, 2005. The Company may prepay the Note in whole or in part at any time without penalty. The Note was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

     On December 23, 2004, we held a closing on the sale (the "Offering") to accredited investors of an aggregate of 60 Units. Each Unit consists of: (i) $13,000 of Series B Preferred Stock, convertible into 20,000 shares of the Company's Common Stock at a price of $0.65 per share; and (ii) a three-year warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.50 per share.

     The Company received $683,070 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On January 31, 2005, the Company held an additional closing on the sale of
23.5 Units for gross proceeds of $305,500.

     The Company received $268,840 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On February 28, 2005, we held an additional closing on the sale to accredited investors of an aggregate of 164 Units at a purchase price of $13,000 per Unit for gross proceeds of $2,132,500.

     The Company received $1,891,361 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

     On May 13, 2005, the Company granted Paul G. Laird and Les Bates each 75,000 stock options which are exercisable at a price of $1.15, the closing price of the Corporation's common stock on the date of grant. The stock options granted to Mr. Laird and Mr. Bates expire on May 13, 2015. The options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On May 19, 2005, the Company granted Paul G. Laird and Les Bates each 100,000 shares of the restricted stock award.

     On July 5, 2005, the Company issued a 3 year warrant to acquire 75,000 shares of the Company's common stock at $1.50 per share to a consultant. The warrant was issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On July 11, 2005, the Company issued a corporation controlled by Grant Gaeth, a director of the Company 3,750 shares of Common Stock value at a price of $1.20 per share for geologic consulting services. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On July 22, 2005, the Company held a closing on the sale to accredited investors of an aggregate of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of the $0.001 par value common stock (the "Common Stock") of New Frontier Energy at the rate of $1.20 per share (the "Debentures"), and (ii) a three-year warrant to purchase 12,500 shares of Common Stock of New Frontier Energy at an exercise price of $2.00 per share (the "Warrants").

     The interest for the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due. The Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's common stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.

     On July 25, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 184,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold (the "Placement Agent Shares"). Further, Westminster or its designees received warrants (the "Placement Agent Warrants") to purchase 10% of (i) the number of Common Stock shares underlying the Debentures sold (assuming the initial conversion price of $1.20) and (ii) the number of Common Stock shares underlying the Warrants issued (assuming the initial exercise price of $2.00).

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.



                                    EXHIBITS
Exhibit
Number                 Description
-------    ---------------------------------------------------------------------

 3.1      Articles of Incorporation(1)

 3.2      Bylaws (1)

 5.1 Opinion and consent of Schlueter & Associates, P.C. as to legality of securities being registered (2)

 10.1     Form of Debenture issued in connection with the Offering (2)

 10.2     Form of Warrant issued in connection with the Offering (2)

 23.1     Consent of Stark Winter Schenkein & Co., LLP (2)

 23.2     Consent of Schlueter & Associates, P.C. (included in Exhibit 5.1) (2)

     (1) Filed as an Exhibit to its Registration Statement on Form SB-2 dated July 3, 2003 (SEC File. No. 333-106832) and incorporated herein by reference.

     (2)  Filed herewith.


                                  UNDERTAKINGS

     With regard to the securities of the registrant being registered pursuant to Rule 415 under the Securities Act the registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the city of Littleton, Colorado on September 26, 2005.

                                               NEW FRONTIER ENERGY, INC.

                                               By:  /s/  Paul G. Laird
                                                    ------------------------
                                                    Paul G. Laird, President

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: September 26, 2005           /s/ Paul G. Laird
                                   ---------------------------------------
                                   Paul G. Laird, President, CEO and Director


Date: September 26, 2005           /s/ Les Bates
                                   ---------------------------------------
                                   Les Bates, Secretary/Treasurer,
                                   Principal Accounting &
                                   Financial Officer and Director


Date: September 26, 2005           /s/ Grant I. Gaeth
                                   ---------------------------------------
                                   Grant I. Gaeth, Director